                                                        TERM CREDIT AGREEMENT

                                                              dated as of

                                                          September 21, 2001

                                                                between

                                                          ACXIOM CORPORATION

                                                                  and

                                                       THE CHASE MANHATTAN BANK

Article II. The Loan16

                                                               EXHIBITS:

EXHIBIT A - Form of Assignment and Acceptance
EXHIBIT B - Form of Opinion of Borrower's Counsel
EXHIBIT C - Form of Subsidiary Guaranty
EXHIBIT D - Form of Termination Agreement

                                                              SCHEDULES:

SCHEDULE 2.01 - Commitments
SCHEDULE 3.12 - Subsidiaries
SCHEDULE 6.01 - Existing Indebtedness and Preferred Equity Interests
SCHEDULE 6.02 - Existing Liens
SCHEDULE 6.04 - Existing Investments
SCHEDULE 6.10 - Existing Restrictions

                                                   TERM CREDIT AGREEMENT

         This TERM CREDIT AGREEMENT (this "Agreement") dated as of September 21, 2001, is between ACXIOM CORPORATION, a Delaware corporation ("Borrower") and THE CHASE MANHATTAN BANK and each of the lenders which becomes a party hereto as provided in
Section 9.04 (collectively, the "Lender").

         The parties hereto agree as follows:

Article I.
Definitions

Section 1.01      Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to the Loan, refers to whether any portion of the principal amount outstanding under the Loan is bearing interest at a rate determined by reference to the Alternate Base Rate.

         "ABR Tranche" means any portion of the principal amount outstanding under the Loan which bears interest at a rate computed by reference to the Alternate Base Rate.

         "Acquiring Company" has the meaning specified in Section 6.04.

         "Adjusted EBITDAR" has the meaning specified in Section 7.02.

         "Adjusted LIBO Rate" means, with respect to any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For purposes of Section 9.04, the term "Affiliate" shall also mean (i) an Affiliate of the Lender, (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by the Lender or an Affiliate of the Lender, and (iii) any fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as the Lender or by an
Affiliate of such investment advisor.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of
1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate
shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds
Effective Rate, respectively.

         "Applicable Rate" means, with respect to each Eurodollar Tranche, and subject to Section 2.07(f) hereof, 3.75%.

         "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the
Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Lender to be representative of the cost of such insurance to the Lender.

         "Asset Value" has the meaning specified in Section 7.04.

         "Assignment and Acceptance" means an assignment and acceptance entered into by the Lender and an assignee in the form of
Exhibit A.

         "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the
Assessment Rate.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" means Acxiom Corporation, a Delaware corporation.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York,
Houston, Texas, or Dallas, Texas are authorized or required by law to remain closed; provided that, when used in connection with a
Eurodollar Tranche, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the
Borrower for such period prepared in accordance with GAAP.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any
Person or group (within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 and the rules of the
Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 20% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Borrower; or (b) the acquisition of direct or indirect Control of the Borrower by any Person or group; or (c) any "Change of
Control" as defined in the Subordinated Debt Documents.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this
Agreement or (c) compliance by the Lender (or, for purposes of Section 2.09(b), by any lending office of the Lender or by the
Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any
Governmental Authority made or issued after the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means the Mortgaged Property, the "Collateral" as defined in the Security Agreement and any and all property in which Liens have been granted to the Collateral Agent to secure the indebtedness, obligations and liabilities of the Borrower and the Guarantors under the Loan Documents.

         "Collateral Agent" means The Chase Manhattan Bank, as collateral agent under the terms of the Intercreditor Agreement, and its successors and assigns.

         "Consolidated Net Income" has the meaning specified in Section 7.01.

         "Consolidated Tangible Net Worth " has the meaning specified in Section 7.01.

         "Consolidated Total Assets" means, with respect to any Person and at any time, all amounts which in conformity with GAAP would be included as assets on a consolidated balance sheet of such Person.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled"
have meanings correlative thereto.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means all the matters disclosed in the Borrower's reports to the Securities and Exchange Commission on form 10-Q for the quarterly period ended June 30, 2001 and on form 10-K for the fiscal year ended March 31, 2001.

         "Dispositions" has the meaning set forth in Section 6.05.

         "Dollar Amount" means, as of any date of determination, (a) in the case of any amount denominated in dollars, such amount, and (b) in the case of any amount denominated in other currency, the amount of dollars which is equivalent to such amount of other currency as of such date, determined by using the Spot Rate on the date two (2) Business Days prior to such date.

         "dollars" or "$" refers to lawful money of the United States of America.

         "Domestic Subsidiary" means any Subsidiary that is organized under the laws of the United States of America, any state thereof or the District of Columbia.

         "EBITDAR" has the meaning specified in Section 7.02.

         "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

        "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous
Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Forward Agreements" means, collectively, the Synthetic Purchase Agreements (each governed by that certain
International Swap Dealers Association, Inc. Master Agreement dated as of December 7, 1999) entered into between Borrower and Chase
Bank of Texas, National Association, predecessor in interest to The Chase Manhattan Bank, dated as of December 8, 1999, March 24,
2000 and June 27, 2000 and bearing reference nos. 1364/402223A, 1338/402408A and 402639A, respectively, as each was amended and restated as of July 24, 2001.

         "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person and any option, warrant or other right relating thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the
Code, is treated as a single employer under Section 414 of the Code.

       "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived;
(c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under
Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of
Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to all or any portion of the Loan, refers to whether any portion of the principal amount outstanding under the Loan is bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Eurodollar Tranche" means, with respect to any Interest Period, any portion of the principal amount outstanding under the
Loan which bears interest at a rate computed by reference to the Adjusted LIBO Rate for such Interest Period.

         "Event of Default" has the meaning specified in Article VIII.

         "Excluded Subsidiary" means any Foreign Subsidiary and any other Subsidiary who is not a party to the Subsidiary Guaranty.

         "Excluded Subsidiary Loan and Guaranty Amount" has the meaning specified in Section 6.01(a)(iii).

         "Excluded Subsidiary Loan and Guaranty Limit" has the meaning specified in Section 6.01(a)(iii).

         "Excluded Taxes" means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income  by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable lending office is located, and (b) any branch profits taxes imposed by the
United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

        "Federal Funds Effective Rate" means, for any day, for any ABR Tranche, the rate per annum which is the average of the rates on the offered side of the Federal funds market quoted by three interbank Federal funds brokers, selected by the Lender, at approximately 2:00 p.m. New York City time on such day for dollar deposits in immediately available funds, for a period and in an amount, comparable to the principal amount of any ABR Tranche or other amount, as the case may be and as determined by the Lender and rounded upwards, if necessary, to the nearest 1/100 of 1%.

       "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

         "Fixed Charges" has the meaning specified in Section 7.03.

        "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of
America, any State thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles in the United States of America.

        "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness, or other obligation (including any obligations under an operating lease) of such Person or any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such
Indebtedness or other obligation (including the lessor under an operating lease) of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantor" means Acxiom Asia, Ltd., Acxiom CDC, Inc., Acxiom/Direct Media, Inc., Acxiom/May & Speh, Inc., Acxiom NJA,
Inc., Acxiom Property Development, Inc., Acxiom/Pyramid Information Systems, Inc., Acxiom RM-Tools, Inc., Acxiom RTC, Inc., Acxiom
SDC, Inc., Acxiom Transportation Services, Inc., GIS Information Systems, Inc. and each other Domestic Subsidiary who becomes a guarantor under the Subsidiary Guaranty in accordance with Section 5.11.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any
Environmental Law.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, security hedging agreement, other interest, currency or security exchange rate or commodity price hedging arrangement, any Synthetic Purchase Agreement or any other derivative instrument.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such
Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (provided that for purposes of this clause (f) the amount of any such Indebtedness shall be deemed not to exceed the higher of the market value or the book value of such assets), (g) all Guarantees by such Person of obligations of others (including Guarantees of operating leases), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty,
(j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) indebtedness in respect of mandatory redemption or mandatory dividend rights on Equity Interests but excluding dividends payable solely in additional Equity
Interests, (l) all obligations of such Person, contingent or otherwise, for the payment of money under any non-compete, consulting or similar agreement entered into with the seller of a Target or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition permitted hereby or an acquisition consummated prior to the date hereof, (m) all obligations of such Person under any Hedging Agreement, (n) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease is required or is permitted to be classified and accounted for as an operating lease under GAAP but which is intended by the parties thereto for tax, bankruptcy, regulatory, commercial law, real estate law and all other purposes as a financing arrangement, and (o)
all other amounts (other than accruals, deferred revenue and deferred taxes) which are required by GAAP to be included as liabilities on a consolidated balance sheet of such Person.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such
Indebtedness provide that such Person is not liable therefor.  The amount of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement shall, at any time of determination and for all purposes under this Agreement, be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such
Hedging Agreement were terminated at such time giving effect to current market conditions notwithstanding any contrary treatment in accordance with GAAP.  The deferred purchase price of property or services to be paid through earnings of the purchaser to the extent such amount is not characterized as liabilities in accordance with GAAP shall not be Indebtedness.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Intercreditor Agreement" means that certain Intercreditor Agreement to be executed by and among the Borrower, the
Guarantors, the Collateral Agent, the Revolver Agent, Bank of America, N.A., as agent for the participants in the Synthetic Real
Property Lease, the Lender and the Letter of Credit Bank, as the same may be amended or otherwise modified.

        "Interest Election Request" means a request by the Borrower to convert or continue a Tranche in accordance with Section 2.03.

         "Interest Payment Date" means (a) with respect to any ABR Tranche, the last day of each March, June, September and December commencing the first such date after the Effective Date, and (b) with respect to any Eurodollar Tranche, the last day of the
Interest Period applicable to such Tranche and, in the case of a Eurodollar Tranche with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

         "Interest Period" means with respect to any Eurodollar Tranche, the period commencing on the date of such Tranche and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last
Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such
Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Eurodollar Tranche initially shall be the Effective Date (in the case of a Eurodollar Tranche election effective on the
Effective Date) and thereafter shall be the effective date of the most recent conversion or continuation of such Tranche.

         "Lender" means, collectively, The Chase Manhattan Bank and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and
Acceptance.

         "Letter of Credit Bank" has the meaning set forth in the Intercreditor Agreement.

         "Leverage Ratio" means, on any date, the ratio of Total Indebtedness to Adjusted EBITDAR then most recently calculated in accordance with Section 7.02.

         "LIBO Rate" means, with respect to any Eurodollar Tranche for any Interest Period, the rate appearing on Page 3750 of the
Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Tranche for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of The Chase
Manhattan Bank (or its successor) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing)
relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan" means the senior term loan in an aggregate principal amount of $64,168,598 to be made by the Lender to the Borrower pursuant to this Agreement.

         "Loan Documents" means this Agreement, the Term Notes, the Subsidiary Guaranty, the Security Agreement, the Mortgages, the
Intercreditor Agreement and all other certificates, agreements and other documents or instruments now or hereafter executed and/or delivered pursuant to or in connection with the foregoing and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform any of its obligations under any Loan Document or (c) the validity, enforceability or collectability of the Loan or the ability of the Lender to enforce a material provision of any Loan Document.

         "Material Indebtedness" means Indebtedness (other than the Loan) of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding a Dollar Amount equal to $5,000,000.  The term "Material Indebtedness" includes the
Revolving Loan, the Synthetic Equipment Lease Facility and the Synthetic Real Property Lease.

         "Maturity Date" means November 30, 2005.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien to the Collateral Agent on any Mortgaged Property to secure the obligations described in the Intercreditor
Agreement.

         "Mortgaged Property" means each parcel of real property thereto with respect to which a Mortgage is granted pursuant to the
Intercreditor Agreement.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Permitted Encumbrances" means:

                (a)......Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

                (b)......carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 120 days and are not being enforced or are being contested in compliance with Section 5.04;

                (c)......pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                (d)......deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                (e)......judgment liens in respect of judgments that do not constitute an Event of Default under

                (f)......easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

                (g)......Liens arising from filing UCC financing statements regarding leases permitted by this Agreement, the
Intercreditor Agreement and/or the Revolving Credit Agreement;

                (h)......leases or subleases of equipment to customers in the ordinary course of business;

                (i)......leases or subleases entered into by Borrower or a Subsidiary in good faith with respect to its property not used in its business and which do not materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
and

                (j)......Liens incurred by Borrower with the consent of the Required Lenders or otherwise permitted by the terms of the Revolving Credit Agreement or the Intercreditor Agreement;

provided that the term "Permitted Encumbrances" shall not include any Lien described in clauses (a) through (h) above that secures
Indebtedness for borrowed money.

         "Permitted Investments" means:

                (a)......direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                (b)......investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                (c)......investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                (d)......fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of
ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank (or its successor) as its prime rate in effect at its office in Houston, Texas; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Prior Assets" has the meaning specified in Section 7.02.

         "Prior Company" has the meaning specified in Section 7.02.

         "Prior Target" has the meaning specified in Section 7.02.

        "Purchase Price" means, as of any date of determination and with respect to a proposed acquisition, the purchase price to be paid for the Target or its assets, including all cash consideration paid (whether classified as purchase price, non-compete or consulting payments or otherwise), the value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller (including any stock issued to the seller) all valued in accordance with the applicable purchase agreement and the outstanding principal amount of all Indebtedness of the Target or the seller assumed or acquired in connection with such acquisition.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Required Lenders" means Lenders holding Term Notes with an aggregate outstanding principal balance greater than fifty-one percent (51%) of the aggregate principal balance of all Term Notes.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any  Equity Interests in the Borrower or any Subsidiary (including any dividend, other distribution or other payment in respect of
Equity Interests under a Synthetic Purchase Agreement).

         "Revolver Agent" means the Agent under and as defined in the Revolving Credit Agreement.

        "Revolver Loan Documents" means the Revolving Credit Agreement, the other Loan Documents (as defined in the Revolving Credit
Agreement) and all other certificates, agreements and other documents or instruments now or hereafter executed and/or delivered pursuant to or in connection with the Revolving Credit Agreement and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

        "Revolving Credit Agreement" means that certain Credit Agreement dated as of December 29, 1999, by and among Borrower, Chase
Bank of Texas, National Association, predecessor in interest to The Chase Manhattan Bank, as agent and co-administrative agent,
Mercantile Bank, N.A., predecessor in interest to Firstar Bank, N.A., as co-administrative agent, Bank of America, N.A., as syndication agent, the other financial institutions a party thereto as co-agents, and the financial institutions from time to time parties thereto as Lenders, as such Credit Agreement may be modified, amended, renewed, extended, restated, increased, refinanced or replaced from time to time.

         "Revolving Loan" means the "Loan" under and as defined in the Revolving Credit Agreement.

         "S&P" means Standard & Poor's.

         "Security Agreement" means the Security Agreement to be executed by the Borrower, the Guarantors and the Collateral Agent
pursuant to the terms of the Intercreditor Agreement, which shall be satisfactory in form and substance to the Lender.

         "Senior Debt" has the meaning specified in Section 7.04.

         "Senior Note Documents" means the indentures or note purchase agreements under which the Senior Notes have been issued, and all other instruments, agreements and other documents evidencing or governing the Senior Notes or providing for any Guarantee or other right in respect thereof.

         "Senior Notes" means the 6.92% Senior Notes of the Borrower due March 30, 2007 in the original aggregate amount of
$30,000,000.

         "Significant Subsidiary" means, at any date of determination, any Subsidiary (i) whose Consolidated Total Assets equals or exceeds five percent (5%) of the Consolidated Total Assets of the Borrower, or (ii) whose Consolidated Net Income for the most recently completed four fiscal quarters equals or exceeds five percent (5%) of the Borrower's Consolidated Net Income for such period.  In calculating Consolidated Net Income under the foregoing clause for a four fiscal quarter period, if the Borrower or a
Subsidiary acquires the assets of a Target either directly or through a merger, the Consolidated Net Income of the Target for such four fiscal quarter period attributable to the time prior to the acquisition shall be added to the Consolidated Net Income of the
Borrower or such Subsidiary, as applicable.

         "Spot Rate" means, with respect to any day, the rate determined on such date on the basis of the offered exchange rates, as reflected in the foreign currency exchange rate display of Telerate System, Incorporated at or about 10:00 a.m. (Dallas, Texas time), to purchase dollars with the other applicable currency; provided that, if at least two such offered rates appear on such display, the rate shall be the arithmetic mean of such offered rates and, if no such offered rates are so displayed, the Spot Rate shall be determined by the Lender on the basis of the arithmetic mean of such offered rates as determined by the Lender in accordance with its normal practice.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Lender is subject (a) with respect to the Base CD Rate, for new negotiable non-personal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency
Liabilities" in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.
Eurodollar Tranches shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under such
Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subject Period" has the meaning set forth in Section 7.02.

         "Subordinated Debt" means the Borrower's and Acxiom/May & Speh, Inc.'s 5.25% convertible subordinated notes due 2003 in the aggregate principal amount of $115,000,000 and the Indebtedness represented thereby.

         "Subordinated Debt Documents" means the indenture under which the Subordinated Debt is issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of the Borrower.

         "Subsidiary Guaranty" means the Guaranty Agreement in substantially the form of  hereto, executed by certain Subsidiaries for the benefit of the Lender, as the same may be amended or otherwise modified.

        "Synthetic Airplane Lease Facility" means the synthetic lease arrangement under which a lessor has committed to purchase and lease to the Borrower a Dassault-Breguet, Model Falcon 20 Aircraft and related components under an aircraft lease agreement entered into by the Borrower on or about December 29, 2000.

         "Synthetic Equipment Lease Facility" means the synthetic lease arrangement under which a lessor has committed to purchase and lease to the Borrower up to $230,000,000 of equipment under a master lease agreement entered into by the Borrower on
September 30, 1999.

         "Synthetic Lease" means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease or other arrangement is required or is permitted to be classified and accounted for as an operating lease under GAAP but which is intended by the parties thereto for tax, bankruptcy, regulatory, commercial law, real estate law and all other purposes as a financing arrangement.

         "Synthetic Obligations" has the meaning set forth in the Intercreditor Agreement.

        "Synthetic Purchase Agreement" means any agreement pursuant to which the Borrower or a Subsidiary is or may become obligated to make any payment (i) in connection with the purchase by any third party of any Equity Interest or subordinated Indebtedness or
(ii) the amount of which is determined by reference to the price or value at any time of any Equity Interest or subordinated
Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

         "Synthetic Real Property Lease" means a synthetic lease arrangement under which a lessor has or will commit to purchase and lease to the Borrower or a Subsidiary the real property with improvements owned by a special purpose entity and/or the ground lessor
(i) consisting of two city blocks bounded by East 3rd Street, East 4th Street, Ferry Street and Commerce Street in downtown Little
Rock, Arkansas, and (ii) in Phoenix, Arizona, including any related personal property and fixtures related thereto, for an aggregate purchase price not to exceed $46,000,000.

        "Target" means a Person who is to be acquired or whose assets are to be acquired in a transaction permitted by Section 6.04.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Term Notes" means Borrower's term notes issued pursuant to this Agreement, in form and substance satisfactory to the
Lender, together with all modifications, extensions, renewals and rearrangements thereof.

         "Termination Agreement" means the letter agreement in substantially the form of Exhibit D hereto, executed by and between the Borrower and the Lender evidencing the termination of the Equity Forward Agreements and the obligations of the parties thereunder.

      "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the
Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Lender from three negotiable certificate of deposit dealers of recognized standing selected by it.

         "Total Indebtedness" has the meaning set forth in Section 7.02.

         "Tranche" means an ABR Tranche or a Eurodollar Tranche and "Tranches" means ABR Tranches or Eurodollar Tranches or any combination thereof.

         "Transferring Subsidiary" has the meaning set forth in Section 6.04.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such
Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02     Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections,
Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and
(e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.03      Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the
Lender that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Article II.
The Loan

Section 2.01      Commitment.  Subject to the terms and conditions set forth herein, the Lender agrees to lend to the Borrower, in a single advance on the Effective Date, the proceeds of the Loan.  The proceeds of the Loan will be used solely to repay all notional amounts owing under or pursuant to the Equity Forward Agreements in their entirety.  The Borrower shall have no right to obtain readvances of any portion of the Loan repaid hereunder.

Section 2.02      Funding of Loan.  The Lender will make the Loan available to the Borrower on the Effective Date either (a) by crediting an account of the Borrower maintained with the Lender, (b) by wire transfer, automated clearing house debit or interbank or intrabank transfer to such other account, accounts or Persons designated by the Borrower in a written notice to the Lender, or
(c) as otherwise agreed to by the Borrower and the Lender.  Additionally, and notwithstanding the foregoing or anything to the or other transfer directly to any applicable department or departments of the Lender to repay all notional amounts owing under or pursuant to the Equity Forward Agreements in their entirety.

Section 2.03      Interest Elections.

(a)      The Borrower may elect to have all or any portion of the principal outstanding under the Loan be the subject of an ABR
Tranche or one (1) or more Eurodollar Tranches, which shall bear interest at rates based upon the Alternate Base Rate or Adjusted
LIBO Rate, respectively.  So long as no Default or Event of Default shall be continuing, the Borrower may elect to convert all or part of a Tranche to a different type of Tranche, or to continue such Tranche, and, in the case of a Eurodollar Tranche, may elect
Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Tranche, in which case each such portion shall be considered a separate Tranche.

(b)      To make an election pursuant to this Section, the Borrower shall notify the Lender of such election by telephone (i) in the case of a Eurodollar Tranche, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the date of the proposed conversion or continuation, or (ii) in the case of an ABR Tranche, not later than 10:00 a.m., Dallas, Texas time, on the day of the proposed conversion or continuation.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written Interest Election Request in a form approved by the Lender and signed by the Borrower.

(c)      Each telephonic and written Interest Election Request shall specify the following information in compliance with
Section 2.03(e):

(i)     the Tranche to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Tranche (in which case the information to be specified pursuant to  and  shall be specified for each resulting Tranche);

(ii)     the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Tranche is to be an ABR Tranche or a Eurodollar Tranche; and

(iv)     if the resulting Tranche is a Eurodollar Tranche, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

         If any such Interest Election Request requests a Eurodollar Tranche but does not specify an Interest Period, then the
Borrower shall be deemed to have selected an Interest Period of one month's duration.

(d)     If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Tranche prior to the end of the Interest Period applicable thereto, then, unless such Tranche is repaid as provided herein, at the end of such Interest Period such Tranche shall be converted to an ABR Tranche.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Lender (at the request of the Required Lenders) so notifies the Borrower, then, so long as such
Event of Default is continuing (i) no outstanding Tranche may be converted to or continued as a Eurodollar Tranche and (ii) unless repaid, each Eurodollar Tranche shall be converted to an ABR Tranche at the end of the Interest Period applicable thereto.

(e)      A Tranche may not be converted to or continued as a Eurodollar Tranche if after giving effect thereto the Interest Period therefor would commence before and end after a date on which any principal of the Loan is scheduled to be repaid.

Section 2.04      Scheduled Repayment of Loan; Evidence of Debt.

(a)      The Borrower hereby unconditionally promises to pay to the Lender the then unpaid principal amount of the Loan on the
Maturity Date.

(b)      The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the
Borrower to the Lender resulting from the Loan made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.

(c)      The entries made in the accounts maintained pursuant to  shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loan in accordance with the terms of this Agreement.

(d)    The Loan shall be evidenced by a Term Note or Term Notes payable to the order of the Lender in a form approved by the Lender.

Section 2.05      Prepayment of Loans.

(a)      Subject in all respects to the terms of the Intercreditor Agreement, the Borrower shall have the right at any time and from time to time to prepay the principal balance of the Loan in whole or in part without premium or penalty except for amounts paid in accordance with Section 2.10, subject to the requirements of this Section.

(b)     Prior to any optional or mandatory prepayment of the Loan hereunder, the Borrower shall select the Tranche or Tranches to be prepaid and shall specify such selection in the notice of such prepayment pursuant to .

(c)      The Borrower shall notify the Lender by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Tranche, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Tranche, not later than 11:00 a.m., Dallas, Texas time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Tranche or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment.  Each partial prepayment of any (A) Eurodollar Tranche, shall be in an aggregate amount that is an integral multiple of
$250,000 and not less than $2,000,000 and (B) ABR Tranche, shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Tranche shall be applied ratably to the Loan included in the prepaid Tranche.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.07.

Section 2.06      [Intentionally Omitted.]

Section 2.07      Interest.

(a)      ABR Tranches shall bear interest at the Alternate Base.

(b)      Eurodollar Tranches shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Tranche plus the Applicable Rate then in effect.

(c)      Notwithstanding the foregoing, if any principal of or interest on the Loan or any fee or other amount payable by the
Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of the Loan, 2% plus the rate otherwise applicable to the Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Tranches as provided in .

(d)      Accrued interest on the Loan shall be payable in arrears on each Interest Payment Date and on the Maturity Date; provided that (i) interest accrued pursuant to  shall be payable on demand, (ii) in the event of any repayment or prepayment of all or any portion of the Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Tranche prior to the end of the current Interest Period therefor, accrued interest on such Tranche shall be payable on the effective date of such conversion.

(e)      All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of
365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.  The Lender shall, at the request of the Borrower, deliver to the
Borrower a statement showing the quotations used by the Lender in determining any interest rates pursuant to this Section 2.07

(f)      Subject to the terms of the Intercreditor Agreement, if, at any time during the period commencing on the Effective Date and continuing through and including December 21, 2002 (the "Applicable Period"), the Borrower shall enter into one or more agreements pursuant to which the interest spread on the Revolving Loan or the obligations under the Synthetic Real Property Lease is increased
(any such increase being referred to herein as the "Rate Increase"), then the parties agree that the Lender shall have the right, upon written notice to the Borrower, to immediately increase the Applicable Rate then in effect by an amount consistent with, and in parity with, any such Rate Increase; provided, that any such increase or increases in the Applicable Rate pursuant to the provisions of this sentence shall not be in an aggregate amount in excess of one-half of one percent (.50%) per annum during the Applicable
Period. Furthermore, and notwithstanding anything to the contrary contained herein, the parties agree that the Lender shall have the additional right, commencing on December 22, 2002 and continuing on each December 22 thereafter, to increase the Applicable Rate then in effect by one-quarter of one percent (.25%) per annum.  Any such election by the Lender shall be made by written notice to the Borrower not less than thirty (30) days prior to the effective date of any such increase.

Section 2.08      Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Tranche:

(a)      the Lender determines (which determination shall be conclusive absent manifest error) that through no fault of the Lender adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)      the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to the Lender (as certified by the Lender in a written certificate delivered to the Borrower setting forth in detail the reasons for the Lender's position) of making or maintaining the portion of the Loan included in such Tranche for such Interest Period;

then the Lender shall give notice thereof to the Borrower by telephone or telecopy as promptly as practicable thereafter and, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Tranche to, or continuation of any Tranche as, a Eurodollar Tranche shall be ineffective.

Section 2.09      Increased Costs.

(a)      If any Change in Law shall:

(i)      impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender (except any such reserve requirement reflected in the Adjusted LIBO
         Rate); or

(ii)    impose on the Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Tranches made or maintained by the Lender;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Eurodollar Tranche
(or of maintaining its obligation to make any such Eurodollar Tranche) or to increase the cost to the Lender or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b)      If the Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of this Agreement or the Loan to a level below that which the Lender or the Lender's holding company could have achieved but for such Change in Law
(taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the
Lender's holding company for any such reduction suffered.

(c)      A certificate of the Lender setting forth (i) the amount or amounts (including a description of the method of calculating such amount or amounts), necessary to compensate the Lender or its holding company, as the case may be, as specified in  or  and
(ii) the applicable Change in Law and other facts that give rise to such amount or amounts shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay the Lender the amount shown as due on any such certificate within ten days after receipt thereof.

(d)      Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that the Lender notifies the
Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the
180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.10      Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Tranche other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of the operation of Section 2.13), (b) the conversion of any Eurodollar Tranche other than on the last day of the Interest Period applicable thereto,
(c) the failure to convert, continue or prepay all or any portion of the Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Tranche other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.13, then, in any such event, the Borrower shall compensate the Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Tranche, such loss, cost or expense to the Lender shall be deemed to include an amount determined by the Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of the Tranche had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to the Tranche, for the period from the date of such event to the last day of the then current Interest Period therefor
(or, in the case of a failure to convert or continue, for the period that would have been the Interest Period for such Tranche), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which the Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower, shall set forth the method of calculating such amount or amounts and shall be conclusive absent manifest error.  The Borrower shall pay the Lender the amount shown as due on any such certificate within ten days after receipt thereof.

Section 2.11      Taxes.(a)         Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each recipient of each such payment receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)     In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)      The Borrower shall indemnify the Lender and any other party hereto within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Lender or other party hereto, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified
Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall set forth in reasonable detail the origin and amount of the payments to be due under this Section 2.11(c) and such certificate shall be conclusive absent manifest error.

(d)      As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority,
the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e)     If the Lender shall become aware that it is entitled to claim a refund from a Governmental Authority specifically in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 2.11, it shall promptly notify the Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund at the Borrower's expense.  If the Lender receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) specifically in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the
Borrower or with respect to which the Borrower had paid additional amounts pursuant to this Section 2.11, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.11 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender and without interest (other than interest paid by the relevant Governmental
Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority.

Section 2.12      Payments Generally.(a)    The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees, or of amounts payable under Section 2.09, Section 2.10 or Section 2.11, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, Dallas, Texas time), on the date when due, in immediately available funds, without set-
off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the
Lender at its offices in New York, New York.  If any payment under any Loan Document shall be due on a day that is not a Business
Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in dollars.

(b)      If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, and (ii) second, towards payment of principal then due hereunder.

Section 2.13      Mitigation Obligations.  If the Lender requests compensation under Section 2.09, or if the Borrower is required to pay any additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 2.11, then the Lender shall use reasonable efforts to designate a different lending office for funding or booking the Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 2.09 or Section 2.11, as the case may be, in the future and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

Article III.
Representations and Warranties

         The Borrower represents and warrants to the Lender that:

Section 3.01      Organization; Powers.  Each of the Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02     Authorization; Enforceability.  The Loan Documents to be entered into by the Borrower and each Guarantor are within their respective corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.
This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which the
Borrower or any of the Guarantors is to be a party, when executed and delivered, will constitute, a legal, valid and binding obligation of, the Borrower or such Guarantor (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03    Governmental Approvals; No Conflicts.  The execution, performance and delivery of the Loan Documents by the Borrower and the Guarantors (a) do not require any consent or approval of, registration or filing with (other than the inclusion of this
Agreement as an exhibit to routine filings under the Securities Exchange Act of 1934), or any other action by, any Governmental
Authority, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the
Borrower or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate in any material respect or result in a material default under any indenture, agreement or other instrument (including, without limitation, the Subordinated
Debt Documents, the Senior Note Documents and the Revolver Loan Documents) binding upon the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Subsidiaries, and (d)
will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries.

Section 3.04      Financial Condition; No Material Adverse Change.

(a)      The Borrower has heretofore furnished to the Lender its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended March 31, 2001, reported on by Arthur Andersen, independent public accountants, and  as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2001, certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in .

(b)     Except as disclosed in the financial statements referred to above or the notes thereto and except for the Disclosed Matters, none of the Borrower or the Subsidiaries has, as of the Effective Date, any contingent liabilities, unusual long-term commitments or unrealized losses which could reasonably be expected to result in a Material Adverse Effect.

(c)     Since June 30, 2001, there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole.

Section 3.05      Properties.

(a)      Each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including the Collateral), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, free and clear of all Liens other than Permitted Encumbrances and Liens permitted by  through .

(b)      Each of the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)      As of the Effective Date, neither the Borrower nor any of the Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any other real property owned by it or any sale or disposition thereof in lieu of condemnation.  Neither any such real property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such real property or interest therein.

Section 3.06      Litigation and Environmental Matters.

(a)      There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents.

(b)      Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any
Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)      The Disclosed Matters, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect.  Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 3.07      Compliance with Laws and Agreements.  Each of the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

Section 3.08      Investment and Holding Company Status.  Neither the Borrower nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

Section 3.09    Taxes.  Each of the Borrower and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a
Material Adverse Effect.

Section 3.10    ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such
ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse
Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of
Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 of the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial
Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 of the fair market value of the assets of all such underfunded Plans.

Section 3.11      Disclosure.  The Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which the Borrower or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.12      Subsidiaries.  As of the date hereof, the Borrower has no Subsidiaries other than those listed on Schedule 3.12 hereto.  As of the date hereof, Schedule 3.12 sets forth the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of the Borrower's ownership of the outstanding Equity Interests of each Subsidiary directly owned by the Borrower, the percentage of each Subsidiary's ownership of the outstanding Equity Interests of each other Subsidiary and the authorized, issued and outstanding Equity Interests of each Subsidiary.  All of the outstanding Equity Interests of each Subsidiary has been validly issued, are fully paid, and non-assessable.  Except as permitted to be issued or created pursuant to the terms hereof or as reflected on Schedule 3.12, there are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into any Equity Interests of the Borrower or any
Subsidiary.

Section 3.13      Insurance.  Each of the Borrower and the Subsidiaries maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies and in such amounts as are usually carried by businesses engaged in similar activities as the Borrower and the Subsidiaries and located in similar geographic areas in which the Borrower and the Subsidiaries operate.

Section 3.14      Labor Matters.  As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any
Subsidiary pending or, to the knowledge of the Borrower, threatened.  The hours worked by and payments made to employees of the
Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters in any material respect.  All material amounts due from the Borrower or any
Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.

Section 3.15      Solvency.  Immediately following the making of the Loan and after giving effect to the application of the proceeds of the Loan, (a) the fair value of the assets of the Borrower and each Guarantor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and each
Guarantor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and each
Guarantor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and each Guarantor will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.  As used in this Section 3.15, the term "fair value" means the amount at which the applicable assets would change hands between a willing buyer and a willing seller within a reasonable time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both, and "present fair saleable value" means the amount that may be realized if the applicable company's aggregate assets are sold with reasonable promptness in an arm's length transaction under present conditions for the sale of a comparable business enterprises.

Section 3.16      Senior Indebtedness. Pursuant to that certain First Supplemental Indenture, dated as of September 17, 1998, among the Borrower, May & Speh, Inc. and Harris Trust and Savings Bank, as trustee, the Borrower assumed the obligations of May &
Speh, Inc. under the Subordinated Debt and the Subordinated Debt Documents to the same extent as if the Borrower had been originally named in the Subordinated Debt Documents as the "Company" (as such term was originally defined in such Subordinated Debt Documents).
The Indebtedness of the Borrower and Acxiom/May & Speh, Inc. arising under this Agreement and the other Loan Documents
(including with respect to Acxiom/May & Speh, Inc., the Subsidiary Guaranty) constitutes "Senior Indebtedness" under and as defined in the Subordinated Debt Documents.

Section 3.17      Margin Securities.  Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of
Regulations U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, in any case in violation of Regulations U or X of the Board of Governors of the Federal Reserve System.

Article IV.
Conditions

Section 4.01     Effective Date.  The obligations of the Lender to make the Loan hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)      The Borrower shall have delivered, or caused to be delivered, to the Lender, each of the following, all in form and substance acceptable to the Lender in its sole discretion:

(i)      this Agreement executed by the Borrower;

(ii)     the Term Note executed by the Borrower;

(iii)    the Subsidiary Guaranty executed by all Significant Subsidiaries in existence on the Effective Date that are Domestic
         Subsdiaries;

(iv)     the Intercreditor Agreement executed by all parties thereto;

(v)      the Security Agreement executed by the Borrower, the Guarantors and the Collateral Agent;

(vi)     the Amendments (as defined in the Intercreditor Agreement) executed by all applicable parties thereto; and

(vii)    a favorable written opinion (addressed to the Lender and dated the Effective Date) of counsel for the Borrower and each
         Guarantor, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, the Guarantors or the Loan Documents as the Lender shall reasonably request (and the Borrower hereby requests such counsel to deliver such opinions).

(b)      The Lender shall have received such documents and certificates as its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and each Guarantor, the power and authority of the Borrower and each
Guarantor to execute, deliver and perform the Loan Documents to which each is a party and any other legal matters relating to the
Borrower, any Guarantor or the Loan Documents, all in form and substance satisfactory to the Lender and its counsel.

(c)      The Lender shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel)
required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(d)      Subject only to the disbursement and application of the proceeds of the Loan, the Equity Forward Agreements shall have been terminated, and in connection therewith, the Borrower shall have (i) delivered to the Lender the Termination Agreement executed by the Borrower, and (ii) paid in full all notional, accrued interest and other amounts and obligations accrued and outstanding under the Equity Forward Agreements through and including the Effective Date.

The Lender shall notify the Borrower of the Effective Date, and such notice shall be conclusive and binding.

Article V.
Affirmative Covenants

         Until the principal of and interest on the Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lender that:

Section 5.01      Financial Statements and Other Information.  The Borrower will furnish to the Lender:

(a)      within 90 days after the end of each fiscal year of the Borrower, (i) its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) the Borrower's unaudited consolidating balance sheet and related statement of operations as of the end of and for such year, both certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidating basis in accordance with GAAP consistently applied;

(b)      within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and its unaudited consolidating balance sheet and statement of operations for the same period, all certified by one of its Financial
Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the
Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)      concurrently with any delivery of financial statements under  or , a certificate of a Financial Officer of the Borrower
(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Article VII, (iii) setting forth reasonably detailed calculations demonstrating the calculation of the Applicable Rate, (iv)
setting forth reasonably detailed calculations demonstrating compliance with Section 5.11, and (v) stating whether any change in
GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section
3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)      concurrently with any delivery of financial statements under , a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e)      at least 45 days prior to the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(f)      promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority
succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the
Borrower to its shareholders generally, as the case may be; and

(g)      promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Lender may reasonably request.

Section 5.02      Notices of Material Events. The Borrower will furnish to the Lender prompt written notice of the following:

(a)      the occurrence of any Default;

(b)      the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting, the Borrower or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a
Material Adverse Effect;

(c)      the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $5,000,000; and

(d)      any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03      Existence; Conduct of Business.  The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.  The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business in such a manner so that no Material Adverse Effect will result.

Section 5.04      Payment of Obligations.  The Borrower will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05      Maintenance of Properties.  The Borrower will, and will cause each of the Significant Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 5.06      Insurance.  The Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance with respect to its properties and business against such casualties and contingencies and in such amounts as shall be in accordance with the general practices of businesses engaged in similar activities as the Borrower and the Subsidiaries and in similar geographic areas in which the Borrower and the Subsidiaries operate, containing such terms, in such forms and for such periods as may be reasonable and prudent.  The Borrower will furnish to the Lender, upon request of the Lender, information in reasonable detail as to the insurance so maintained.

Section 5.07      Casualty and Condemnation.  The Borrower will furnish to the Lender prompt written notice of any casualty or other insured damage to any portion of any property owned by the Borrower or any Subsidiary or the commencement of any action or proceeding for the taking of any such property or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding that in any case could have a Material Adverse Effect.

Section 5.08    Books and Records; Inspection and Audit Rights.  The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.09      Compliance with Laws.  The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, Environmental
Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material
Adverse Effect.

Section 5.10      Use of Proceeds.  The proceeds of the Loan will be used only to pay in full all notional amounts owing under or pursuant to the Equity Forward Agreements. No part of the proceeds of the Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

Section 5.11      Additional Subsidiaries; Additional Guarantors.  If any additional Subsidiary is formed or acquired after the
Effective Date and if such Subsidiary is a Domestic Subsidiary, the Borrower will notify the Lender thereof and the Borrower will cause such Subsidiary to become a party to the Subsidiary Guaranty.  The Borrower will, and will cause the Subsidiaries (including the new Subsidiary formed or acquired) to comply with its obligations under the Intercreditor Agreement and the Security Agreement arising in connection with any such formation or acquisition within three Business Days after such Subsidiary is formed or acquired.

Section 5.12      Further Assurances.  The Borrower will execute, and will cause each Guarantor to execute, any and all further documents, agreements and instruments, and take all such further actions, which may be required under any applicable law, or which the Lender may reasonably request, to effectuate the transactions contemplated by the Loan Documents all at the expense of the
Borrower.

Section 5.13      Compliance with Agreements.  The Borrower will, and will cause each Subsidiary to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such noncompliance which is not reasonably expected to have a Material Adverse Effect.

Article VI.
Negative Covenants

         Until the principal of and interest on the Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lender that:

Section 6.01      Indebtedness; Certain Equity Securities.

(a)      The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)      Indebtedness created under the Loan Documents;

(ii)     Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

(iii)   Indebtedness owed by a Subsidiary to the Borrower or owed by a Subsidiary to its parent incurred in accordance with the restrictions set forth in Section 6.04; provided that (A) the obligations of each obligor of such Indebtedness must be subordinated in right of payment to any liability such obligor may have for the obligations arising hereunder from and after such time as any portion of the obligations arising hereunder or under any other Loan Documents shall become due and payable
        (whether at stated maturity, by acceleration or otherwise); (B) such Indebtedness must be incurred in the ordinary course of business or incurred to finance general corporate needs; (C) such Indebtedness must be provided on terms customary for intercompany borrowings among the Borrower and the Subsidiaries or must be made on such other terms and provisions as the
        Lender may reasonably require; and (D) the sum of the aggregate outstanding amount of the obligations of Excluded
        Subsidiaries guaranteed pursuant to  plus the aggregate outstanding principal amount of the loans and advances made to
        Excluded Subsidiaries by the Borrower and the Subsidiaries (such sum the "Excluded Subsidiary Loan and Guaranty Amount")
        shall not at any time exceed the Dollar Amount equal to $20,000,000 (the "Excluded Subsidiary Loan and Guaranty Limit");

(iv)   Guarantees by the Borrower or a Subsidiary of (A) Indebtedness of any of its wholly owned direct Subsidiaries; (B) trade accounts payable owed by any of its wholly owned direct Subsidiaries and arising in the ordinary course of business or
       (C) operating leases of any of its wholly owned direct Subsidiaries entered into in the ordinary course of business; provided that:  (1) the Indebtedness guaranteed is otherwise permitted hereunder; (2) no Default exists or would result from such
       Guarantee; and (3) the Excluded Subsidiary Loan and Guaranty Amount shall not exceed the Excluded Subsidiary Loan and
       Guaranty Limit;

(v)      Guaranties incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, and other similar obligations not exceeding at any time outstanding a Dollar Amount equal to
         $1,000,000 in aggregate liability;

(vi)     Indebtedness constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on the Borrower's or a Subsidiaries' behalf in accordance with the policies issued to the Borrower and the
         Subsidiaries;

(vii)   Indebtedness arising in connection with Hedging Agreements entered into in the ordinary course of business to enable the
        Borrower or a Subsidiary (A) to limit the market risk of holding currency in either the cash or futures market or (B) to fix or limit the Borrower's or any Subsidiaries' interest expense;

(viii)   the obligations arising under the Synthetic Real Property Lease, the Synthetic Airplane Lease Facility and the Synthetic
         Equipment Lease Facility; provided, however, notwithstanding anything to the contrary herein or in the Revolving Credit
         Agreement, the principal obligations arising after August 14, 2001 under the Synthetic Real Property Lease (excluding any obligations arising under the Synthetic Real Property Lease prior to August 14, 2001) shall not, at any time, exceed
         $26,000,000 in aggregate amount;

(ix)    Indebtedness arising in connection with preferred Equity Interest permitted to be issued in accordance with Section 6.01(b);

(x)     Indebtedness for borrowed money not otherwise permitted under this Section 6.01 of any Excluded Subsidiary provided that the aggregate outstanding amount of all such Indebtedness shall not at any time exceed the Dollar Amount equal to $5,000,000;

(xi)     Indebtedness represented by software licensing liabilities; and

(xii)    the following Indebtedness which may only be created, incurred, assumed or permitted to exist after March 31, 2002 if no
         Default exists or would result therefrom:

(A)     Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (but excluding the acquisition of assets which constitute a business unit of a Person), including
                Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (1) such Indebtedness is incurred prior to or within
                90 days after such acquisition or the completion of such construction or improvement; (2) such Indebtedness does not exceed the amount of the purchase price or the costs of construction or improvement, as the case may be, of the applicable asset; and (3) after giving proforma effect to such Indebtedness, the Borrower shall be in compliance with Section 7.02 as of the most recently ended fiscal quarter of the Borrower;

(B)      Indebtedness of any Person that becomes a Subsidiary after the date hereof or is merged with or into the Borrower or a
                Subsidiary in accordance with the permissions herein set forth; provided that (1) such Indebtedness exists at the time such Person becomes a Subsidiary or was so merged and is not created in contemplation of or in connection with such Person becoming a Subsidiary or merger; and (2) after giving proforma effect to such Indebtedness and the
                EBITDA of the Person who became a Subsidiary, the Borrower shall be in compliance with Section 7.02 of the most recently ended fiscal quarter of the Borrower; and

(C)     unsecured Indebtedness of the Borrower and of the Guarantors of the type described in clauses (a), (b), (c), (e), and (l) of the definition thereof, in addition to the Indebtedness permitted by  through  and the foregoing clauses (A) and
                (B); provided that after giving proforma effect to the Indebtedness incurred under the permissions of this
                Section 6.01(a)(xii)(C), the Borrower shall be in compliance with Section 7.02 as of the most recently ended fiscal quarter of the Borrower and no Default shall exist as result therefrom.

(b)      The Borrower will not, nor will it permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests except for the preferred Equity Interest set forth in Schedule 6.01 and except for the issuance of preferred Equity Interests by the
Subsidiaries as long as the aggregate amount to be paid in connection with the redemption of such preferred Equity Interests issued after the Effective Date does not exceed a Dollar Amount equal to $5,000,000 and no mandatory redemption of such preferred Equity
Interest is due prior to the Maturity Date first established under the terms of the Revolving Credit Agreement.

Section 6.02      Liens.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any
Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)      Permitted Encumbrances and Liens created by the Security Agreement, the Mortgages and the other Loan Documents;

(b)      any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in
Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and
(ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c)      Liens created in connection with the Synthetic Real Property Lease, the Synthetic Airplane Lease Facility and the Synthetic
Equipment Lease Facility on property leased pursuant to the applicable related leases as long as such Liens do not encumber any other property of the Borrower or any Subsidiary;

(d)      Liens encumbering the property of an Excluded Subsidiary securing Indebtedness of such Excluded Subsidiary incurred in accordance with the permissions of Section 6.01(a)(x); and

(e)      The following Liens which may only be created, incurred, assumed or permitted to exist after March 31, 2002, if no Default exists or would result therefrom:

(i)     any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof in accordance with Section 6.04 prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary, (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and (D) the Indebtedness secured thereby is otherwise permitted by Section 6.01; and

(ii)     Liens on fixed or capital assets (but excluding assets which constitute a business unit) acquired, constructed or improved by the Borrower or any Subsidiary; provided that (A) such security interests secure Indebtedness permitted by ; (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement; (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

        Notwithstanding any provision of this Agreement or any of the other Loan Documents, this Section 6.02 shall not apply to any shares of the Borrower's common stock repurchased and held by the Borrower as treasury stock.

Section 6.03      Fundamental Changes.

(a)      The Borrower will not, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall exist:  (i) any Subsidiary may merge into the Borrower in a transaction in which the
Borrower is the surviving corporation, (ii) any Subsidiary may merge into or consolidate with any other Subsidiary if the surviving
Person assumes the obligations of the applicable Subsidiary under the Loan Documents, if any, and is solvent as contemplated under
Section 3.15 hereunder after giving effect to such merger or consolidation, except that a Significant Subsidiary that is a Domestic
Subsidiary may not be merged into or consolidated with a Foreign Subsidiary; (iii) any Excluded Subsidiary may liquidate or dissolve if its assets are transferred to the Borrower or a Significant Subsidiary and the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lender; and (iv)
the Borrower or any Subsidiary may consolidate with or merge with any other Person in connection with an acquisition permitted by
Section 6.04.

(b)      The Borrower will not, and will not permit any of the Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

Section 6.04      Investments, Loans, Advances, Guarantees and Acquisitions.  The Borrower will not, and will not permit any of the
Subsidiaries to, purchase, hold or acquire any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a)      Permitted Investments;

(b)      investments, loans and advances existing on the date hereof and set forth on Schedule 6.04;

(c)      loans and advances to employees for business expenses incurred in the ordinary course of business;

(d)      loans and advances by the Borrower or any Subsidiary to any of the Guarantors made in accordance with the restrictions set forth in Section 6.01; provided that, at the time any such loan or advance is made, no Default exists or would result therefrom;

(e)      loans and advances by the Borrower or any Subsidiary to any of its directly owned Excluded Subsidiaries made in accordance with the restrictions set forth in Section 6.01; provided that, at the time of any such advance or loan, no Default exists or would result therefrom and at no time shall the Excluded Subsidiary Loan and Guaranty Amount exceed the Excluded Subsidiary Loan and
Guaranty Limit;

(f)      if no Default exists, the Borrower and the Subsidiaries may make additional investments in or purchase Equity Interest of a wholly owned Subsidiary or a newly created Person organized by the Borrower or a Subsidiary that, immediately after such investment or purchase, will be a wholly owned Subsidiary if the obligations under Section 5.11 shall be fulfilled and the aggregate amount of such contributions and investments made under the permissions of this  does not exceed a Dollar Amount equal to $100,000 during the entire term of this Agreement;

(g)      investments by Foreign Subsidiaries which are held or made outside the United States of the same or similar quality as the
Permitted Investments;

(h)      the Borrower or any Subsidiary (the "Acquiring Company") may acquire assets constituting a business unit of any Subsidiary
(a "Transferring Subsidiary") if the Acquiring Company assumes all the Transferring Subsidiary's liabilities, including without limitation, all liabilities of the Transferring Subsidiary under the Loan Documents to which it is a party and if all of the capital stock of the Transferring Subsidiary is owned directly or indirectly by the Acquiring Company (and, following such assignment and assumption, such Transferring Subsidiary may wind up, dissolve and liquidate) except that no Foreign Subsidiary may acquire assets of a Domestic Subsidiary in such a transaction;

(i)      If no Default exists or would result therefrom, the Borrower and any Subsidiary may acquire all the Equity Interest of any
Person or the assets of a Person constituting a business unit if:

(i)      the Target is involved in a similar type of business activities as the Borrower or the Subsidiary;

(ii)     if the proposed acquisition is an acquisition of the stock of a Target, the acquisition will be structured so that the
         Target will become a Subsidiary wholly and directly owned by the Borrower or will, simultaneously with the acquisition be merged into the Borrower or a Subsidiary. If the proposed acquisition is an acquisition of a business unit, the acquisition will be structured so that the Borrower or a Subsidiary wholly and directly owned by the Borrower will acquire the business unit;

(iii)    If the acquisition is consummated during the period from and including August 14, 2001 to and including March 31, 2002 (the
         "Restriction Period"), the cash portion of the Purchase Price paid for the proposed acquisition in question together with the cash portion of the Purchase Prices paid for all other acquisitions consummated during the Restriction Period plus the aggregate book value of all investments and the aggregate outstanding amount of all loans and advances made under the permissions of  during the Restriction Period, do not exceed $5,000,000.  If the acquisition is consummated after March 31,
         2002, the cash portion of the Purchase Price paid for the proposed acquisition in question does not exceed $5,000,000, the cash portion of the Purchase Price for the proposed acquisition in question together with the cash portion of the Purchase
         Prices paid for all acquisitions consummated in the same fiscal year (including, if applicable, the acquisitions consummated during the Restriction Period) does not exceed a Dollar Amount equal to $10,000,000;

(iv)     the Borrower shall have provided to the Lender at least seven Business Days prior to the date that the proposed acquisition is to be consummated (but no earlier than ten Business Days prior to such date) the following:  (A) the name of the Target;
         (B) a description of the nature of the Target's business; and (C) a certificate of a Financial Officer of the Borrower
         (1) certifying that no Default exists or could reasonably be expected to occur as a result of the proposed acquisition, and
         (2) demonstrating compliance with the criteria set forth in  and that both as of the date of any such acquisition and immediately following such acquisition the Borrower is and on a pro forma basis projects that it will continue to be, in compliance with the financial covenants of this Agreement;

(v)     such acquisition has been:  (A) in the event a corporation or its assets is the Target, either (1) approved by the Board of
        Directors of the corporation which is the Target, or (2) recommended by such Board of Directors to the shareholders of such
        Target, (B) in the event a partnership is the Target, approved by a majority (by percentage of voting power) of the partners of the Target, (C) in the event an organization or entity other than a corporation or partnership is the Target, approved by a majority (by percentage of voting power) of the governing body, if any, or by a majority (by percentage of ownership interest) of the owners of the Target or (D) in the event the corporation, partnership or other organization or entity which is the Target is in bankruptcy, approved by the bankruptcy court or another court of competent jurisdiction;

(j)      Guarantees constituting Indebtedness permitted by Section 6.01;

(k)      investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and

(l)      In addition to the investments, loans and advances permitted by  through , investments in Equity Interests issued by, and loans and advances to, Persons having an ongoing business similar to or consistent with the Borrower's line of business; provided that (i) at any time of determination, the sum of the Purchase Prices for all acquisitions consummated during such period under
Section 6.04(i) plus the sum of the aggregate book value of all such investments plus the aggregate outstanding principal amount of all such loans and advances shall never exceed a Dollar Amount equal to $5,000,000 and (ii) at any time of determination after
March 31, 2002, the sum of the aggregate book value of all such investments plus the aggregate outstanding principal amount of all such loans and advances shall never exceed a Dollar Amount equal to $10,000,000.

Section 6.05      Asset Sales; Equity Issuances.  The Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any of the Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

(a)      sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business and the sale, lease or sublease of equipment to customers in the ordinary course of business;

(b)      sales, transfers and dispositions to the Borrower or a Subsidiary in accordance with Section 6.04;

(c)      a Subsidiary may sell preferred Equity Interest issued by such Subsidiary in accordance with the limitations set forth in
Section 6.01(b); and

(d)      sales, transfers and other dispositions of assets consummated after the date hereof that are not permitted by any other clause of this Section 6.05 (such other sales, transfers and other dispositions herein the "Dispositions"), if:  (i) no Default exists or would result therefrom and (ii) after giving effect to such Disposition, the aggregate book value of all such assets sold, transferred or otherwise disposed of since August 14, 2001, under the permissions of this Section 6.05(d) would not exceed
$10,000,000. Notwithstanding the foregoing, the Borrower may make a Disposition and the book value of the assets shall not be required to be included in the foregoing computation if (A) such Disposition is pursuant to the Synthetic Equipment Lease Facility,
Synthetic Real Property Lease or another sale and leaseback transaction permitted under Section 6.06, or (B) the Borrower shall, within 180 days after such Disposition, invest the net proceeds thereof in Collateral for use in the business of the Borrower and the Subsidiaries;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by  above shall be made for fair value.

Section 6.06     Sale and Leaseback Transactions.  The Borrower will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset and the lease thereof pursuant to the Synthetic Equipment Lease Facility, the Synthetic Airplane Lease Facility, the Synthetic
Real Property Lease or other Synthetic Lease or capital lease facility which has been or which may hereafter be permitted by the
Required Lenders.

Section 6.07      Hedging Agreements.  The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging
Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the
Borrower or any Subsidiary is exposed in the conduct of its business and the management of its liabilities.

Section 6.08      Restricted Payments; Certain Payments of Indebtedness.

(a)      The Borrower will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower may purchase or redeem its capital stock to satisfy its obligations under any Synthetic Purchase Agreement in existence on the date hereof as long as no Default exists or would result therefrom (including, any Default arising as a result of the violation of Section 7.01),
(ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, and (iii) Subsidiaries may make payment in respect of preferred Equity Interest issued under the permissions of Section 6.01(b) when such payments become due.

(b)      The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any
Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i)      payment of Indebtedness created under the Loan Documents;

(ii)     payment of Indebtedness created under the Revolver Loan Documents and the Synthetic Real Property Lease;

(iii)    payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Debt prohibited by the subordination provisions thereof;

(iv)     refinancings of Indebtedness to the extent permitted by Section 6.01;

(v)      payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and

(vi)     Subsidiaries may make payment in respect of preferred Equity Interest issued under the permissions of Section 6.01(b) when such payments become due.

(c)      Neither the Borrower nor any Subsidiary shall enter into or be party to, or make any payment under, any Synthetic Purchase
Agreement unless (i) in the case of any Synthetic Purchase Agreement related to any Equity Interest, (A) the payments required to be made thereunder are limited to the $1,000,000 and (B) the obligations of the Borrower and the Subsidiaries thereunder are subordinated to the Indebtedness and other obligations arising hereunder and under the other Loan Documents on terms satisfactory to the Required Lenders and (ii) in the case of any Synthetic Purchase Agreement related to any subordinated Indebtedness, (A) the payments required to be made thereunder are limited to the amount permitted under Section 6.08(b) of this Agreement and (B) the obligations of the Borrower and the Subsidiaries thereunder are subordinated to the Indebtedness and other obligations arising hereunder and under the other Loan Documents to at least the same extent as the subordinated Indebtedness to which such Synthetic
Purchase Agreement relates. The Borrower shall promptly deliver to the Lender a copy of any Synthetic Purchase Agreement to which it becomes a party.

Section 6.09      Transactions with Affiliates.  The Borrower will not, nor will it permit any  Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, and (b) any Restricted Payment permitted by Section 6.08.

Section 6.10    Restrictive Agreements.  The Borrower will not, nor will it permit any  Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon  the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b)
the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other
Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document,
(ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),
(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a
Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv)  shall not apply to restrictions or conditions imposed by any agreement relating to secured
Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such
Indebtedness and (v)  shall not apply to customary provisions in leases restricting the assignment thereof.

Section 6.11      Amendment of Organizational Documents.  The Borrower will not, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents in a manner that would have a Material Adverse Affect.

Section 6.12      Subordinated Debt Documents.  The Borrower will not, and will not permit any Subsidiaries to, change or amend the terms of the Subordinated Debt Documents, if the effect of such amendment is to:  (a) increase the interest rate on the Subordinated
Debt; (b) shorten the time of payments of principal or interest due under the Subordinated Debt Documents; (c) change any event of default or any covenant to a materially more onerous or restrictive provision; (d) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); (e) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holders of the Subordinated Debt in a manner materially adverse to the Lender as senior creditors or the interests of the Lender under this Agreement or any other Loan Document in any respect; or (f) in any manner amend any term of any Subordinated Debt Document relating to the prohibition of the creation or assumption of any Lien upon the properties or assets of the Borrower or any Subsidiary or relating to the prohibition of creation, existence or effectiveness of any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (i) pay dividends or make any other distribution; (ii) subject to subordination provisions, pay any Indebtedness owed to the Borrower or any
Subsidiary; (iii) make loans or advances to the Borrower or any Subsidiary; or (iv) transfer any of its property or assets to the
Borrower or any Subsidiary.

Section 6.13    Senior Note Documents.  The Borrower will not, and will not permit any Subsidiaries to, change or amend the terms of the Senior Note Documents, if the effect of such amendment is to:  (a) increase the interest rate on the Senior Notes; (b) shorten the time of payments of principal or interest due under the Senior Note Documents; (c) change any event of default or any covenant to a materially more onerous or restrictive provision; (d) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holders the Senior Notes in a manner materially adverse to the Lender as senior creditors or the interests of the Lender under this Agreement or any other Loan Document in any respect; or (e) in any manner amend any term of any Senior Note Document relating to the prohibition of the creation or assumption of any Lien upon the properties or assets of the Borrower or any Subsidiary or relating to the prohibition of creation, existence or effectiveness of any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (i) pay dividends or make any other distribution; (ii) subject to subordination provisions, pay any Indebtedness owed to the Borrower or any
Subsidiary; (iii) make loans or advances to the Borrower or any Subsidiary; or (iv) transfer any of its property or assets to the
Borrower or any Subsidiary.

Section 6.14      Change in Fiscal Year.  The Borrower will not change the manner in which either the last day of its fiscal year or the last days of the first three fiscal quarters of its fiscal year is calculated.

Article VII.
Financial Covenants

         Until the principal of and interest on the Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lender that:

Section 7.01   Consolidated Tangible Net Worth.  The Borrower will at all times maintain Consolidated Tangible Net Worth (as defined below) in an amount not less than the sum of (a) $225,000,000; plus (b) 50% of the Borrower's Consolidated Net Income for the period from July 1, 2001, through the fiscal quarter to have completely elapsed as of the date of determination; plus (c) 100% of the net cash proceeds of any sale of Equity Interests or other contributions to the capital of the Borrower received by the Borrower since July 1, 2001.  As used in this Agreement, the following terms have the following meanings:

                  "Consolidated Net Income" means, for any period and any Person (a "Subject Person"), such Subject Person's consolidated net income (or loss) determined in accordance with GAAP (provided that for any period of determination that includes any portion of the fiscal year beginning in April 2000, consolidated net income (or loss) for any such portion of such fiscal year shall be calculated on a pro forma basis as if AbiliTec and other similar revenues were recognized on a subscription basis), but excluding any extraordinary, nonrecurring, non-operating or non-cash gains or losses, including or in addition, the following:

                  (i)      the income (or loss) of any Person (other than a subsidiary) in which the Subject Person or a subsidiary has an ownership interest; provided, however, that (A) Consolidated Net Income shall include amounts in respect of the income of such when actually received in cash by the Subject Person or such subsidiary in the form of dividends or similar distributions and (B) Consolidated Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by the Subject
                  Person or any of its subsidiaries in such Person for the purpose of funding any deficit or loss of such
                  Person;

                  (ii)     the income of any subsidiary to the extent the payment of such income in the form of a distribution or repayment of any Indebtedness to the Subject Person or a subsidiary is not permitted, whether on account of any restriction in by-laws, articles of incorporation or similar governing document, any agreement or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such subsidiary;

                  (iii)    any gains or losses accrued on foreign currency receivables or on foreign currency payables of the
                  Subject Person or a subsidiary organized under the laws of the United States which are not realized in a cash transaction;

                  (iv)     the income or loss of any foreign subsidiary or of any foreign Person (other than a subsidiary) in which the Subject Person or subsidiary has an ownership interest to the extent that the equivalent Dollar
                  Amount of the income contains increases or decreases due to the fluctuation of a foreign currency exchange rate after the Effective Date;

                  (v)      the income or loss of any Person acquired by the Subject Person or a subsidiary for any period prior to the date of such acquisition;

                  (vi)     the income from any sale of assets in which the accounting basis of such assets had been the book value of any Person acquired by the Subject Person or a subsidiary prior to the date such Person became a subsidiary or was merged into or consolidated with the Subject Person or a subsidiary;

                  (vii)    when determining Consolidated Net Income for the Borrower and for any period which includes the second or third fiscal quarters of the 1999 fiscal year, any of the special charges recorded in the applicable fiscal quarter relating to the Borrower's acquisition of May & Speh and the write down of other impaired assets; and

                  (viii)   when determining Consolidated Net Income for the Borrower and for any period which includes the first quarter of the 2002 fiscal year, any of the (A) special non-cash charges recorded in the fiscal quarter relating to the restructure by the Borrower of its operations in an aggregate amount not to exceed
                  $45,000,000 and (B) the nonrecurring operating expenses incurred in the fiscal quarter relating to the restructure by the Borrower of its operations in an aggregate amount not to exceed $26,000,000.

                  The gains or losses of the type described in clauses (i) through (vi) of this definition shall only be excluded in determining consolidated net income if the aggregate amount of such gains or losses exceed, in either case (i.e., gains or losses), $1,000,000 in the period of calculation.  If a gain or loss is to be excluded from the calculation of consolidated net income pursuant to the foregoing $1,000,000 threshold, the whole gain or loss shall be excluded, not just that amount in excess of the threshold.

                 "Consolidated Tangible Net Worth" means, at any particular time, the sum of (i) all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries;
        minus (ii) the sum of the following: (a) the amount by which stockholders' equity has been increased by the write-up of any asset of the Borrower and the Subsidiaries after September 30, 1999, plus (b) the amount of net deferred income tax assets
        (less adjustments included in Consolidated Net Income after September 30, 1999), plus (c) any cash held in a sinking fund or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Indebtedness, plus (d) the cumulative foreign currency translation adjustment (less adjustments included in Consolidated Net Income after
        September 30, 1999), plus (e) the amount at which shares of capital stock of the Borrower is contained among the assets on the consolidated balance sheet of the Borrower and the Subsidiaries, plus (f) the amount of any preferred stock, plus (g) to the extent included in clause (i) above of this definition, the amount properly attributable to the minority interests, if any, of other Persons in the stock, additional paid-in capital, and retained earnings of the Subsidiaries, plus (h) the amount of intangible assets carried on the balance sheet of the Borrower at such date determined in accordance with GAAP on a consolidated basis, including goodwill, patents, trademarks, tradenames, organizational expenses, deferred financing changes, debt acquisition costs, start up costs, preoperating costs, prepaid pension costs, or any other similar deferred charges but not including deferred charges relating to data processing contracts and software development costs.

Section 7.02      Leverage Ratio.  As of the last day of each fiscal quarter, the Borrower shall not permit the ratio of Total
Indebtedness as of such date to Adjusted EBITDAR for the four (4) Fiscal Quarters then ended to exceed (a) for the fiscal quarters ending September 30, 2001 and December 31, 2001, 3.50 to 1.00 and (b) for all fiscal quarters ending after December 31, 2001, 3.00 to 1.00.  As used in this Agreement, the following terms have the following meanings:

                 "Adjusted EBITDAR" means, for any period (the "Subject Period"), the total of the following calculated without duplication for such period: (a) the Borrower's EBITDAR; plus (b) on a pro forma basis, the pro forma EBITDAR of each Prior
        Target or, as applicable, the EBITDAR of a Prior Target attributable to the assets acquired from such Prior Target, for any portion of such Subject Period occurring prior to the date of the acquisition of such Prior Target or the related assets but only to the extent such EBITDAR for such Prior Target can be established in a manner satisfactory to the Lender based on financial statements of the Prior Target prepared in accordance with GAAP; minus (c) the EBITDAR of each Prior Company and, as applicable but without duplication, the EBITDAR of the Borrower and each Subsidiary attributable to all Prior Assets, in each case for any portion of such Subject Period occurring prior to the date of the disposal of such Prior Companies or
        Prior Assets.

                 "EBITDAR" means, for any period and any Person, the total of the following each calculated without duplication on a consolidated basis for such period:  (a) Consolidated Net Income (as defined in Section 7.01); plus (b) any provision for
         (or less any benefit from) income or franchise taxes included in determining Consolidated Net Income; plus (c) interest expense (including the interest portion of Capital Lease Obligations) deducted in determining Consolidated Net Income; plus
         (d) amortization and depreciation expense deducted in determining Consolidated Net Income; plus (e) all rentals paid or payable under Synthetic Leases and under any other operating leases which, in each case, have been deducted in determining
         Consolidated Net Income.

                 "Prior Assets" means assets that have been disposed of by a division or branch of the Borrower or a Subsidiary in a transaction with an unaffiliated third party approved in accordance with this Agreement which would not make the seller a
         "Prior Company" but constitute all or substantially all of the assets of such division or branch.

                 "Prior Company" means any Subsidiary whose capital stock or other Equity Interests have been disposed of, or all or substantially all of whose assets have been disposed of, in each case, in a transaction with an unaffiliated third party approved in accordance with this Agreement.

                  "Prior Target" means all Targets acquired or whose assets have been acquired in a transaction permitted by
         Section 6.04.

                 "Total Indebtedness" means, at the time of determination, the sum of the following determined for the Borrower and the Subsidiaries on a consolidated basis (without duplication):  (a) the amount of the outstanding principal balance of the
        Loan under this Agreement as of the date of determination; plus (b) all obligations for borrowed money, other than the Loan, or with respect to deposits or advances of any kind; plus (c) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, other than the Loan; plus (d) all obligations of such Person upon which interest charges are customarily paid, other than the Loan; plus (e) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; plus (f) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business); plus (g) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (provided that for purposes of this clause (g) the amount of any such
        Indebtedness shall be deemed not to exceed the higher of the market value or the book value of such assets); plus (h) all
        Capital Lease Obligations; plus (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; plus (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; plus (k) all obligations, contingent or otherwise, for the payment of money under any non-compete, consulting or similar agreement entered into with the seller of a Target or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition; plus (l) all Indebtedness arising in connection with Hedging
        Agreements and preferred Equity Interests; plus (m) the net present value of all future payments to be made under all
        Synthetic Leases (including the Synthetic Real Property Lease) and any other operating leases (calculated by discounting all payments from their respective due dates to the date of determination in accordance with accepted financial practice, on the basis of a 360-day year and at a discount factor equal to 8%); plus (n) the total outstanding funding under the Synthetic
        Real Property Lease; minus (o) to the extent included in clauses (a) through (m) of this definition, the amount reflected on the Borrower's consolidated balance sheet as software license liabilities.  The deferred purchase price of property or services to be paid through earnings of the purchaser to the extent such amount is not characterized as liabilities in accordance with GAAP shall not be included in "Total Indebtedness."

Section 7.03      Fixed Charge Coverage.  As of September 30, 2001 and December 31, 2001, the Borrower shall not permit the ratio of the Borrower's EBITDAR to Fixed Charges, both calculated for the period of four (4) consecutive fiscal quarters then ended, to be less than 1.15 to 1.00.  As of March 31, 2002, the Borrower shall not permit the ratio of the Borrower's EBITDAR to Fixed Charges, both calculated for the period of four (4) consecutive fiscal quarters then ended, to be less than 1.25 to 1.00.  As of the last day of each fiscal quarter ending after March 31, 2002, the Borrower shall not permit the ratio of the sum of the following for the
Borrower and the Subsidiaries calculated on a consolidated basis in accordance with GAAP (a) EBITDAR; minus (b) Capital Expenditures to Fixed Charges, all calculated for four (4) consecutive fiscal quarters then ended, to be less than 1.25 to 1.00.  As used in this
Section 7.03, "Fixed Charges" means for any period, the sum of the following for the Borrower and the Subsidiaries calculated on a consolidated basis without duplication for such period:  (i) the aggregate amount of interest, including payments in the nature of interest under Capitalized Lease Obligations; (ii) the scheduled amortization of Indebtedness paid or payable; (iii) operating lease rentals (including, rentals from Synthetic Leases); (iv) all dividends, redemptions, and other distributions made by the Borrower on account of Equity Interests (excluding any payment made or to be made by the Borrower on account of the Equity Forward Agreements);
and (v) payments on leases or other obligations assumed from customers under service agreements to the extent such arrangements are not treated as operating leases, Capital Lease Obligations or long term debt.

Section 7.04    Asset Coverage.  For the period from August 14, 2001 through and including December 31, 2001, the Borrower shall not at any time permit the ratio of the Asset Value to Senior Debt to be less than 1.20 to 1.00.  At all times after December 31, 2001, the Borrower shall not permit the ratio of the Asset Value to Senior Debt to be less than 1.30 to 1.00.  As used in this
Section 7.04, (a) the term "Asset Value" means, as of the date of determination, the sum of the book values of the following for the
Borrower and the Subsidiaries calculated on a consolidated basis:  (i) accounts receivable of the Borrower and all Subsidiaries and
(ii) property, plant and equipment net of accumulated depreciation and amortization and (b) the term "Senior Debt" means, at the time of determination, the sum of the following determined for the Borrower and the Subsidiaries on a consolidated basis (without duplication):  (a) the amount outstanding under the Loan as of the date of determination; plus (b) all obligations for borrowed money, other than the Loan, or with respect to deposits or advances of any kind; plus (c) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, other than the Loan; plus (d) all obligations of such Person upon which interest charges are customarily paid, other than the Loan; plus (e) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; plus (f) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business);
plus (g) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (provided that for purposes of this clause (g) the amount of any such Indebtedness shall be deemed not to exceed the higher of the market value or the book value of such assets); plus (h) all Capital Lease Obligations; plus (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; plus (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; plus (k) all obligations, contingent or otherwise, for the payment of money under any non-compete, consulting or similar agreement entered into with the seller of a Target or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition; plus (l) all
Indebtedness arising in connection with Hedging Agreements; plus (m) indebtedness under the Synthetic Real Property Lease in the amount of the Synthetic Cap (as defined in the Intercreditor Agreement); minus (n) to the extent included in clauses (a) through (m)
of this definition, the sum of (x) the amount reflected on the Borrower's consolidated balance sheet as software license liabilities, (y) any Indebtedness which by its terms is subordinated in right of payment to the Revolving Loan, and (z) the principal amount of the Loan.  The deferred purchase price of property or services to be paid through earnings of the purchaser to the extent such amount is not characterized as liabilities in accordance with GAAP shall not be included in "Senior Debt".

Section 7.05     Maximum Total Capital Expenditures.  The Borrower will not permit the sum of the following recorded or incurred for the period from July 1, 2001 through and including March 31, 2002 to exceed $61,000,000: (a) Capital Expenditures; plus
(b) expenditures for software development; plus (c) capitalized deferred expenses.

Article VIII.
Events of Default

         If any of the following events ("Events of Default") shall occur:

(a)      the Borrower shall fail to pay any principal of the Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)      the Borrower shall fail to pay any interest on the Loan or any fee or any other amount (other than an amount referred to in
) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)     any representation, warranty or certification made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respects when made or deemed made;

(d)      the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03
(with respect to the existence of the Borrower) or Section 5.10 or in Article VI or Article VII, or in Article IV of the Security
Agreement, in any Mortgage or in the Intercreditor Agreement;

(e)      the Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in any Loan
Document (other than those specified in ,  or ), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Lender to the Borrower;

(f)     the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, (including, Indebtedness arising in connection with the Synthetic Equipment Lease Facility and the Synthetic Real Property Lease) when and as the same shall become due and payable;

(g)      any event or condition occurs that results in any Material Indebtedness (including, Indebtedness arising in connection with the Synthetic Equipment Lease Facility and the Synthetic Real Property Lease) becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any
Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)      an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any  Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)      the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in , (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)      the Borrower or any Subsidiary shall become unable, admit in writing its inability, or fail generally to pay its debts as they become due;

(k)      one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the
Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of  the Borrower or any Subsidiary to enforce any such judgment;

(l)      an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA
Events that have occurred, could or does result in a liability equal to or in excess of $5,000,000 or could reasonably be expected to result in a Material Adverse Effect;

(m)      a Change in Control shall occur;

(n)      any Lien purported to be created under any Loan Document shall cease to be, or shall be asserted by the Borrower or any
Guarantor not to be, a valid and perfected Lien on any Collateral, with the priority required hereby or by the Intercreditor
Agreement, the Security Agreement or any Mortgage, except (i) as a result of the sale or other disposition of the applicable
Collateral in a transaction permitted under the Loan Documents or the Revolver Loan Documents, or (ii) as a result of the Collateral
Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the
Security Agreement;

(o)      any of the Subsidiary Guaranty, the Security Agreement, the Intercreditor Agreement or any Mortgage shall for any reason cease to be in full force and effect and valid, binding and enforceable in accordance with its terms after its date of execution, or the Borrower or any Guarantor shall so state in writing;

(p)      the Borrower or any Guarantor shall suffer any uninsured, unindemnified or under insured loss of Collateral in excess of
$5,000,000; or

(q)     the occurrence of an Event of Default under and as defined in the Revolving Credit Agreement or the Intercreditor Agreement;

then, and in every such event (other than an event with respect to the Borrower described in or ), and at any time thereafter during the continuance of such event, the Required Lenders may, by notice to the Borrower, declare the principal balance of the Loan then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without notice of intent to accelerate, notice of acceleration, presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in  or , the principal of the Loan then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without notice of intent to accelerate, notice of acceleration, presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Article IX.
Miscellaneous

Section 9.01      Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)      if to the Borrower, to it at One Information Way, Little Rock, Arkansas 72202, Attention: Chief Financial Officer (Telecopy
No. 501-342-3913); and

(b)      if to the Lender, to it at 2200 Ross Avenue, 3rd Floor, Dallas, Texas 75201, Attention: Mike Lister (Telecopy No.
214-965-2044), with a copy to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention:
Maniram Appanna (Telephone No. 212-552-7943; Telecopy No. 212-552-5777).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 9.02      Waivers; Amendments.

(a)      No failure or delay by the Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.
The rights and remedies of the Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by , and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of the Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

(b)      Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the
Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of the Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of the Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any commitment, without the written consent of each Lender affected thereby, or (iv) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender.

Section 9.03      Expenses; Indemnity; Damage Waiver.

(a)      The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Lender, in connection with the preparation and administration of the
Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Lender, including the fees, charges and disbursements of any counsel for the Lender, in connection with the enforcement or protection of its rights in connection with the
Loan Documents, including its rights under this Section, or in connection with the Loan made issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan.

(b)    THE BORROWER SHALL INDEMNIFY THE LENDER, AND EACH RELATED PARTY OF THE LENDER (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE")
AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES,
INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE
ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF ANY LOAN DOCUMENT OR ANY OTHER AGREEMENT OR
INSTRUMENT CONTEMPLATED HEREBY, THE PERFORMANCE BY THE PARTIES TO THE LOAN DOCUMENTS OF THEIR RESPECTIVE OBLIGATIONS THEREUNDER OR
THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, (ii) THE LOAN OR THE USE OF THE PROCEEDS THEREFROM, (iii) ANY ACTUAL OR
ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY REAL PROPERTY CURRENTLY OR FORMERLY OWNED OR OPERATED BY THE
BORROWER OR ANY OF THE SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF THE SUBSIDIARIES,
OR (iv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON
CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL
NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE
DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR
WILLFUL MISCONDUCT OF SUCH INDEMNITEE.  IT IS THE EXPRESSED INTENT OF THE PARTIES HERETO THAT THE INDEMNITY IN THIS CLAUSE (B) SHALL,
AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED
TO HAVE RESULTED FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE.

(c)      To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any
Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Loan or the use of the proceeds thereof.

(d)      All amounts due under this Section shall be payable promptly after written demand therefor.

Section 9.04      Successors and Assigns.

(a)      The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any
Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this
Agreement.

(b)      The Lender may, upon notice to, but without the consent of, the Borrower, assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loan at the time owing to it); provided that each partial assignment shall be made as an assignment of a proportionate part of all of the Lender's rights and obligations under this Agreement.  From and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of the
Lender under this Agreement, and the Lender shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the Lender's rights and obligations under this Agreement, the Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.09, Section 2.10, Section 2.11, Section 2.12 and Section 9.03).  Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with .

(c)      The Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities (a
"Participant") in all or a portion of the Lender's rights and obligations under this Agreement (including all or a portion of the
Loan owing to it); provided that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement.  Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents;
provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to
Section 9.04(d), the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.09, Section 2.10, Section
2.11, and Section 2.12 to the same extent as if it were a lender hereunder and had acquired its interest by assignment pursuant to
Section 9.04(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a lender hereunder.

(d)      A Participant shall not be entitled to receive any greater payment under Section 2.09 or Section 2.11 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

(e)      The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this
Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the
Lender as a party hereto.

Section 9.05     Survival.  All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan
Documents and the making of the Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid.  The provisions of Section 2.09,
Section 2.10, Section 2.11, Section 2.12 and Section 9.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan or the termination of this Agreement or any provision hereof.

Section 9.06     Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES RELATING TO
THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER
ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS
OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES
HERETO. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Borrower and the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07      Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08      Right of Setoff.  If an Event of Default shall have occurred and be continuing, the Lender and each of its
Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the
Borrower now or hereafter existing under this Agreement held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

Section 9.09      Governing Law; Jurisdiction; Consent to Service of Process.

(a)      This Agreement shall be construed in accordance with and governed by the law of the State of Texas.

(b)     THE BORROWER HEREBY IRREVOCABLY AND UNCONDI-TIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION
OF THE SUPREME COURT OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT
OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR
FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT
ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE OR, TO THE EXTENT PERMITTED
BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE
CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN
THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR
PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY
JURISDICTION.

(c)      The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)      Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.
Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT
IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY
OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER
PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES
HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11    Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this
Agreement.

Section 9.12      Confidentiality.  The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the
Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or
(ii) becomes available to the Lender on a non-confidential basis from a source other than the Borrower.  For the purposes of this
Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13      Maximum Interest Rate.

(a)     No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate.  If at any time the interest rate
(the "Contract Rate") for any obligation under the Loan Documents shall exceed the Maximum Rate, thereby causing the interest accruing on such obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such obligation shall not reduce the rate of interest on such obligation below the Maximum Rate until the aggregate amount of interest accrued on such obligation equals the aggregate amount of interest which would have accrued on such obligation if the Contract Rate for such obligation had at all times been in effect. As used herein, the term "Maximum Rate" means, at any time with respect to the
Lender, the maximum rate of non-usurious interest under applicable law that the Lender may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law.  Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the
Borrower at the time of such change in the Maximum Rate.  For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the "indicated rate ceiling" described in, and computed in accordance with Chapter 303 of the Texas
Finance Code, as amended, substituted for a restated, or if permitted by applicable law and effective upon the giving of the notices required by such Chapter 303 the "quarterly ceiling" or "annualized ceiling" from time to time in effect under such Chapter 303, whichever the Lender shall elect to substitute for the "indicated rate ceiling."

(b)      No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law.  If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event the Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the obligations outstanding hereunder, and, if the principal of the obligations outstanding hereunder has been paid in full, any remaining excess shall forthwith be paid to the Borrower.  In determining whether or not the interest paid or payable exceeds the Maximum Rate, the
Borrower and the Lender shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the obligations outstanding hereunder so that interest for the entire term does not exceed the Maximum Rate.

(c)      The provisions of Chapter 346 of the Finance Code of Texas are specifically declared by the parties hereto not to be applicable to this Agreement  or to the transactions contemplated hereby.

Section 9.14      Intercompany Subordination.

(a)      The Borrower agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) as herein provided. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any
Guarantor or received, accepted, retained or applied by the Borrower unless and until the Senior Indebtedness shall have been paid in full in cash; except that prior to the occurrence and continuance of an Event of Default, each Guarantor shall have the right to make payments, and the Borrower shall have the right to receive payments on the Subordinated Indebtedness from time to time as may be determined by the Borrower.  After the occurrence and during the continuance of an Event of Default, no payments of principal, interest or other amounts may be made or given, directly or indirectly, by or on behalf of any Guarantor or received, accepted, retained or applied by the Borrower unless and until the Senior Indebtedness shall have been paid in full in cash. If any sums shall be paid to the Borrower by any Guarantor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by the Borrower for the benefit of the Lender and shall forthwith be paid to and applied by the Lender against the Senior Indebtedness in accordance with the terms hereof.  For purposes of this Section 9.14, the term (i) "Subordinated Indebtedness" means, with respect to a Guarantor, all indebtedness, liabilities, and obligations of such
Guarantor to the Borrower, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the
Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by the Borrower and (ii) "Senior Indebtedness" means, with respect to each Guarantor, all of the obligations, indebtedness and liability of the such Guarantor to the Lender, arising pursuant to the Subsidiary Guaranty or any of the other Loan Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, any and all post-petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law.

(b)      The Borrower agrees that any and all Liens (including any judgment liens), upon any Guarantor's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Guarantor's assets securing payment of the Senior Indebtedness or any part thereof, regardless of whether such Liens in favor of the Borrower or the Lender presently exist or are hereafter created or attached.  Without the prior written consent of the Lender, the Borrower shall not
(i) file suit against any Guarantor or exercise or enforce any other creditor's right it may have against any Guarantor, or
(ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any obligations of any Guarantor to the Borrower or any Liens held by the Borrower on assets of any Guarantor.

(c)     In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Guarantor as debtor, the Lender shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Senior Indebtedness has been paid in full in cash. The Lender may apply any such dividends, distributions, and payments against the Senior Indebtedness in accordance with the terms hereof.

(d)      The Borrower agrees that all promissory notes and other instruments evidencing Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Section 9.14.

Section 9.15      Intercreditor Agreement.  The rights of the Lenders under the Loan Documents are subject in all respects to the terms of the Intercreditor Agreement, and this Section 9.15 shall control regarding any conflicts herein including provisions which state "notwithstanding anything to the contrary" or any such similar language.

[Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                     BORROWER:

                                                     ACXIOM CORPORATION

                                                     By:  /s/  Jerry C. Jones
                                                        ---------------------------------------------------
                                                          Jerry C. Jones, Business Development/Legal Leader

                                                     LENDER:

                                                     THE CHASE MAHATTAN BANK

                                                     By:  /s/ Michael J. Lister
                                                        ---------------------------------------------------
                                                          Michael J. Lister, Vice President

                                                               EXHIBITS:

EXHIBIT A - Form of Assignment and Acceptance
EXHIBIT B - Form of Opinion of Borrower's Counsel
EXHIBIT C - Form of Subsidiary Guaranty
EXHIBIT D - Form of Termination Agreement

                                                              SCHEDULES:

SCHEDULE 2.01 - Commitments
SCHEDULE 3.12 - Subsidiaries
SCHEDULE 6.01 - Existing Indebtedness and Preferred Equity Interests
SCHEDULE 6.02 - Existing Liens
SCHEDULE 6.04 - Existing Investments
SCHEDULE 6.10 - Existing Restrictions

                                                              Exhibit A

                                                                  to

                                                          ACXIOM CORPORATION
                                                         TERM CREDIT AGREEMENT

                                                       ASSIGNMENT AND ACCEPTANCE

                                                      Dated: ___________________

         Reference is made to the Term Credit Agreement dated as of September 21, 2001 (as amended, modified, extended or restated
from time to time, the "Agreement"), between ACXIOM CORPORATION (the "Borrower") and THE CHASE MANHATTAN BANK (the "Lender").

         1.       The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date of Assignment set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Agreement, including, without limitation, the interests set forth below in the principal amount of the Loan owing to the Assignor which is outstanding on the Effective Date of Assignment, together with unpaid interest accrued on the principal amount of the assigned Loan to the Effective Date of
Assignment and the amount, if any, set forth below of the fees accrued to the Effective Date of Assignment for the account of the
Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04 of the Agreement, a copy of which has been received by each such party.  From and after the
Effective Date of Assignment, (i) the Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii)
the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

         2.       This Assignment and Acceptance is being delivered to the Lender together with (i) an Administrative Questionnaire and (ii) a processing and recordation fee of $3,500.

         3.      This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas.

Date of Assignment:
Legal Name of Assignor:
Legal Name of Assignee:
Assignee's Address for Notices:
Effective Date of Assignment:

                   -------------------------------------------- -- ---------------------------------------
                                    Facility                             Principal Amount Assigned
                   -------------------------------------------- -- ---------------------------------------
                   -------------------------------------------- -- ---------------------------------------
                   Principal Amount of Loan Assigned               $_____________
                   -------------------------------------------- -- ---------------------------------------
                   -------------------------------------------- -- ---------------------------------------
                   Fees Assigned (if any):                         $_____________
                   -------------------------------------------- -- ---------------------------------------

The terms set forth herein are hereby agreed to:            Accepted:

[ASSIGNOR], as
Assignor                                                    THE CHASE MANHATTAN BANK

By:               .........                                 By:               .........
Name:             .........                                 Name:             .........
Title:            .........                                 Title:            .........

[ASSIGNEE], as
Assignee

By:               .........
Name:             .........
Title:            .........

                                                              Exhibit B

                                                                  to

                                                          ACXIOM CORPORATION
                                                         TERM CREDIT AGREEMENT

                                                 Form of Opinion of Borrower's Counsel

                                                          September 21, 2001

The Chase Manhattan Bank
2200 Ross Avenue, 3rd Floor
Dallas, Texas 75201

         Re:      The Term Credit Agreement dated as of September 21, 2001 (the "Agreement") between Acxiom Corporation, a Delaware corporation (the "Company") and The Chase Manhattan Bank (the "Lender")

Ladies and Gentlemen:

        We are special counsel to the Company.  As such, we have been asked to render to you the opinion set forth below relating to the Agreement.  This opinion is given pursuant to Section 4.01(a)(vii) of the Agreement.  Capitalized terms used herein, not otherwise defined, have the meanings given them in the Agreement.  The Agreement, the Term Note and the Subsidiary Guaranty are
hereinafter collectively referred to as the "Loan Documents."

         To enable us to render this opinion, we have reviewed originals or copies (certified or otherwise identified to our satisfaction) of the Certificate of Incorporation and By-Laws of the Company and each Guarantor, the Loan Documents, the records of proceedings of the Board of Directors of the Company and each Guarantor, and such other documents, corporate records and certificates of public officials as we have considered appropriate.

         For purposes of this opinion, we have, with your permission, assumed without independent investigation or inquiry that:

                  (i)      all signatures of the Lender on the Loan Documents that we examined are genuine, the Loan Documents submitted to us as originals are authentic, and the Loan Documents submitted to us as copies conform to the original Loan
         Documents executed by the parties thereto;

                  (ii)     the Loan Documents have been duly and validly authorized, executed, delivered and accepted by all parties thereto (other than the Company and each Guarantor) and all parties thereto (other than the Company and each Guarantor)
         have all requisite power and authority to make and enter into the Loan Documents and perform their obligations thereunder pursuant to the laws of all relevant jurisdictions;

                  (iii)  the Lender has its principal place of business, chief executive office and domicile outside of the State of
        Arkansas; all substantive negotiations relating to the transactions contemplated by the Loan Documents have taken place outside the State of Arkansas, either in person or by telephone conferences between your representatives in the States of
        Texas and New York and representatives of the Company in the State of Arkansas; the closing of the transactions contemplated by, the delivery by the Company and each Guarantor and the acceptance by the Lender or its counsel of the Loan Documents occurred in the State of Texas; the administration of and delivery and acceptance of payments pursuant to the Loan Documents will take place in the State of New York; the choice of law as provided for in the Loan Documents is valid pursuant to the conflict of laws principles under the laws of any and all jurisdictions governing the same (other than the State of
        Arkansas) specifically including the laws of the State of Texas; and, the parties to the Loan Documents have voluntarily chosen to have the laws of the State of Texas govern the Loan Documents;

                  (iv)     the Loan Documents were entered into in good faith and for adequate consideration; and

                  (v)      the Lender will exercise its rights, remedies and benefits under the Loan Documents in a commercially reasonably manner.

         Based upon the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

         1.       The Company and each Guarantor organized under the laws of the States of either Arkansas or Delaware (collectively the "Loan Parties") has been duly organized and is validly existing and in good standing under the laws of the State of its incorporation or organization as reflected in the Agreement.

         2.      Each Loan Party has the corporate power and authority to enter into and perform the Loan Documents to which it is a party.  The execution, delivery and performance of the Loan Documents have been duly authorized by all requisite corporate action, and the Loan Documents have been duly executed and delivered by each Loan Party who is a party thereto.

         3.      The execution and delivery of the Loan Documents, and the performance by each Loan Party that is a party thereto of their respective terms, do not conflict with or result in a violation of law, rule or regulation, the Certificate of Incorporation or By-Laws of any Loan Party, or of any agreement, instrument, order, writ, judgment or decree known to us to which any Loan Party is a party or is subject.

         4.       A court of the State of Arkansas presented with the facts, as we have assumed them, and properly applying the current conflict of law principles, would honor the choice of law provisions as set forth in the Loan Documents and would not apply the substantive laws of the State of Arkansas, including usury laws to the Loan Documents, except for certain issues necessarily governed by Arkansas law such as title to properties and remedies and procedures for enforcement in Arkansas.

         5.       No consent, approval, authorization or other action by, or filing with, any governmental authority is required in connection with the execution and delivery by any Loan Party of Loan Documents to which it is a party.

         6.      To our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any Subsidiary or any of their respective properties in any court or before any arbitrator of any kind or before or by any
Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         7.      The execution and delivery by the Company and each Guarantor of the Agreement and the other Loan Documents executed by it, the consummation of the transactions contemplated by the Agreement and the performance of the terms and provisions of the
Agreement and the other Loan Documents by the Company and the Guarantors will not involve any violations of Regulation T, U or X or any other rule or regulation of the Board of Governors of the Federal Reserve System pursuant to Section 7 of the Securities
Exchange Act of 1934, as amended.

         8.     The Company is not an investment company, or a person directly or indirectly controlled by or acting on behalf of an investment company, within the meaning of the Investment Company Act of 1940, as amended.

         9.       The Indebtedness arising under the Subsidiary Guaranty, the Agreement and the other Loan Documents constitutes
"Senior Indebtedness" under and as defined in the Subordinated Debt Documents.

         The opinions hereinafter expressed are subject to the following qualifications and limitations:

         (a)      The opinions set forth herein are subject to the qualification that we are members of the bar of the State of
Arkansas only and we express no opinion as to the laws of any jurisdiction other than the United States of America, the State of
Arkansas and the General Corporate Laws of the State of Delaware.

         (b)    This opinion is limited to pertinent laws in effect as of the date hereof, and we expressly disclaim any undertaking to advise you of any changes of law or fact that may thereafter come to our attention.

         (c)     Our opinion is limited to the matters stated herein and no opinion is to be implied or may be inferred beyond those matters expressly stated.  The opinions expressed herein represent our judgment as to certain legal matters, but they are not warranties or guarantees and should not be construed as such.  The liability of this firm is limited to the fullest extent possible under Ark. Code Ann. Section 16-114-303; provided, however, the requirements of such section necessary to allow the Lender to rely on this opinion have been satisfied.

         (d)     This opinion is furnished by us solely for your benefit, and it may not be relied upon, quoted from or delivered to any person other than counsel to you and your agents or employees and participants without our express prior written consent, except
(i) in connection with the enforcement of obligations of the Loan Parties under the Loan Documents, (ii) in response to a valid subpoena or other legal process, (iii) as otherwise required by applicable law or regulations, or (iv) in connection with the sale or transfer of the rights under the Loan Documents to a subsequent purchaser or transferee.

         (e)    The phrases "known to us" or "to our knowledge" as used in this letter means the actual knowledge of those attorneys of our firm who have performed services in connection with the Loan Documents and this opinion based solely on representations from the Company, and does not include constructive knowledge or knowledge imputed to our firm under common law principles of agency or otherwise.  Except as expressly set forth herein, we have not undertaken any investigation to determine the existence or absence of any facts and no inference as to our knowledge concerning any facts should be drawn from the fact that such representation has been undertaken by us.

         (f)      For purposes of the factual matters material to the opinions expressed herein, we have, with your consent, relied upon the correctness of the representations contained in the Agreement and the factual assumptions stated therein.

         (g)      Our opinions are rendered as of the date hereof and do not cover the effect of any amendment or supplement to the
Loan Documents or the validity or enforceability of any amendment or supplement thereto, including without limitation any refinancings, modifications, extensions, waivers or releases or the effect or applicability of federal or state tax laws on or to the transactions contemplated by the Loan Documents.

         (h)    We have made no examination or investigation to verify the accuracy or completeness of any financial, accounting, or statistical information furnished to you or with respect to any other accounting and financial matters and express no opinion with respect thereto.

         (i)    We call your attention to the fact that the awarding of attorney's fees and expenses is discretionary under Arkansas law.  We cannot opine that attorney's fees and expenses will be awarded in any particular amount.

         (j)     Our opinions are subject to, and we express no opinion on, state or federal law relating to fraudulent conveyances.

         (k)      The opinions expressed above are (i) given to the addressees hereof solely for their benefit and the benefit of their successors and transferees (including any assignee or participant in the Loan under the Agreement) and it is acknowledged that each such Loan Party has relied on same, (ii) not binding on any court and (iii) may not be quoted in whole or in part or otherwise referred to in any legal opinion, document, or other report to be furnished to another person or entity without our prior written consent; provided, however, that you may furnish this opinion to any proposed assignee or participant in the Loan under the
Agreement.

                                                     Very truly yours,

                                                     KUTAK ROCK LLP
jjg/mlc

                                                               Exhibit C

                                                                  to

                                                          ACXIOM CORPORATION
                                                         TERM CREDIT AGREEMENT

                                                          GUARANTY AGREEMENT
                                                            (Subsidiaries)

         WHEREAS, ACXIOM CORPORATION, a Delaware corporation (the "Borrower") has entered into that certain Term Credit Agreement dated as of September 21, 2001, between the Borrower and THE CHASE MANHATTAN BANK (the "Lender") (such Term Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement", and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement);

         WHEREAS, the execution of this Guaranty Agreement is a condition to the Lender's obligations under the Credit Agreement;

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the undersigned Subsidiaries and any Subsidiary hereafter added as a "Guarantor" hereto pursuant to a Subsidiary Joinder Agreement in the form attached hereto as Exhibit A (individually a "Guarantor" and collectively the "Guarantors"), hereby irrevocably and unconditionally guarantees to the Lender and its Affiliates the full and prompt payment and performance of the Guaranteed
Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

1.       The term "Guaranteed Indebtedness", as used herein means all of the obligations, indebtedness and liability of the Borrower to the Lender arising pursuant to any of the Loan Documents, pursuant to any interest rate protection Hedging Agreement entered into by the Lender or any of its Affiliates with the Borrower to hedge or mitigate interest rate risk on the Loans, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Loan, interest on the Loan and all fees, costs and expenses (including attorneys' fees and expenses) provided for in the Loan Documents or such interest rate protection Hedging Agreements. The "Guaranteed Indebtedness" shall include any and all post-petition interest and expenses
(including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law; provided that the
Guaranteed Indebtedness shall be limited, with respect to each Guarantor, to an aggregate amount equal to the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 544 or 548 of the United States
Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances.

2.       The Guarantors together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty Agreement.  Accordingly, in the event any payment or distribution is made by a Guarantor under this Guaranty Agreement (a "Funding Guarantor") that exceeds its Fair Share (as defined below), that
Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other
Contributing Guarantor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each
Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share.  "Fair Share" means, with respect to a
Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all
Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding
Guarantors under this Guaranty Agreement in respect of the obligations guarantied.  "Fair Share Shortfall" means, with respect to a
Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor.  "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty
Agreement determined in accordance with the provisions hereof; provided that, solely for purposes of calculating the "Adjusted
Maximum Amount" with respect to any Contributing Guarantor for purposes of this paragraph 2, the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such
Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this
Guaranty Agreement (including, without limitation, in respect of this paragraph 2).  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  The allocation among Contributing Guarantors of their obligations as set forth in this paragraph 2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.

3.      This instrument shall be an absolute, continuing, irrevocable and unconditional guaranty of payment and performance, and not a guaranty of collection, and each Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness.  No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which the Borrower may have against the Lender or any other party, or which any Guarantor may have against the Borrower, the Lender or any other party, shall be available to, or shall be asserted by, any Guarantor against the
Lender or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

4.       If a Guarantor becomes liable for any indebtedness owing by Borrower to the Lender by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of the Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against such Guarantor.  The exercise by the
Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.       In the event of default by the Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, the Guarantors shall, jointly and severally, promptly pay the amount due thereon to the Lender, without notice or demand, in lawful currency of the United States of
America, and it shall not be necessary for the Lender, in order to enforce such payment by any Guarantor, first to institute suit or exhaust its remedies against the Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness.  In the event such payment is made by a
Guarantor, then such Guarantor shall be subrogated to the rights then held by the Lender with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by such Guarantor and, in addition, upon payment by such Guarantor of any sums to the Lender hereunder, all rights of such Guarantor against Borrower, any other guarantor or any collateral arising as a result therefrom by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Guaranteed Indebtedness.  All payments received by the Lender hereunder shall be applied by the Lender to payment of the Guaranteed Indebtedness in the following order unless a court of competent jurisdiction shall otherwise direct:

(a)      FIRST, to payment of all costs and expenses of the Lender incurred in connection with the collection and enforcement of the
Guaranteed Indebtedness;

(b)      SECOND, to payment of that portion of the Guaranteed Indebtedness constituting accrued and unpaid interest and fees, pro rata among the Lender and its Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

(c)      THIRD, to payment of the principal of the Guaranteed Indebtedness and the net early termination payments and any other obligations due under any Hedging Agreements guaranteed hereby, pro rata among the Lender and its Affiliates in accordance with the amount of such principal and such net early termination payments  and other obligations then due and unpaid owing to each of them;
and

(d)     FOURTH, to payment of any Guaranteed Indebtedness (other than the Guaranteed Indebtedness listed above) pro rata among those parties to whom such Guaranteed Indebtedness is due in accordance with the amounts owing to each of them.

6.       If acceleration of the time for payment of any amount payable by the Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Lender.

7.       Each Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of any Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of any
Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed
Indebtedness; (c) any disability of the Borrower, or the dissolution, insolvency, or bankruptcy of the Borrower, any Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by The Lender to the Borrower, any Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of The Lender to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the
Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by the Borrower or any other party to The Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason The Lender is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the
Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of
The Lender to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of the Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Borrower or any other Guarantor (other than payment of the Guaranteed Indebtedness).

8.       Each Guarantor represents and warrants to the Lender as follows:

(a)             All representations and warranties in the Credit Agreement relating to it are true and correct as of the date hereof and on each date the representations and warranties hereunder are restated pursuant to any of the Loan Documents with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date.

(b)               It has, independently and without reliance upon the Lender and based upon such documents and information as it has deemed appropriate, made its own analysis and decision to enter into the Loan Documents to which it is a party.

(c)               It has adequate means to obtain from the Borrower on a continuing basis information concerning the financial condition and assets of Borrower and it is not relying upon the Lender to provide (and the Lender shall not have any duty to provide) any such information to it either now or in the future.

(d)               The value of the consideration received and to be received by each Guarantor as a result of the Borrower's and the
Lender's entering into the Credit Agreement and each Guarantor's executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of each Guarantor hereunder, and such liability and obligation and the Credit
Agreement have benefited and may reasonably be expected to benefit each Guarantor directly or indirectly.

9.       Each Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or the
Lender has any commitment under the Credit Agreement, it will comply with all covenants set forth in the Credit Agreement specifically applicable to it.

10.     When an Event of Default exists, the Lender shall have the right to set-off and apply against this Guaranty Agreement or the
Guaranteed Indebtedness or both, at any time and without notice to any Guarantor, any and all deposits (general or special, time or demand, provisional or final, but excluding any account established by a Guarantor as a fiduciary for another party) or other sums at any time credited by or owing from the Lender to any Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not the Lender shall have made any demand under this Guaranty Agreement.  The Lender agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights and remedies of the Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

11.      (a)  Each Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Guaranteed Indebtedness as herein provided. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Debtor
(hereafter defined) or received, accepted, retained or applied by any Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash; except that prior to the occurrence and continuance of an Event of Default, each Debtor shall have the right to make payments and a Guarantor shall have the right to receive payments on the Subordinated Indebtedness from time to time as may be determined by the Borrower.  After the occurrence and during the continuance of an Event of Default, no payments of principal or interest may be made or given, directly or indirectly, by or on behalf of any Debtor or received, accepted, retained or applied by any Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash.  If any sums shall be paid to a Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by such Guarantor for the benefit of the Lender and shall forthwith be paid to the
Lender and applied by the Lender against the Guaranteed Indebtedness in accordance with this Guaranty Agreement. For purposes of this Guaranty Agreement and with respect to a Guarantor, the term "Subordinated Indebtedness" means all indebtedness, liabilities, and obligations of Borrower or any other Guarantor (the Borrower and such other Guarantor herein the "Debtors") to such Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such Guarantor.

                  (b)......Each Guarantor agrees that any and all Liens (including any judgment liens), upon any Debtor's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any
Debtor's assets securing payment of the Guaranteed Indebtedness or any part thereof, regardless of whether such Liens in favor of a
Guarantor or the Lender presently exist or are hereafter created or attached.  Without the prior written consent of the Lender, no
Guarantor shall (i) file suit against any Debtor or exercise or enforce any other creditor's right it may have against any Debtor, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any obligations of any Debtor to such Guarantor or any Liens held by such Guarantor on assets of any Debtor.

                  (c)......In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Debtor as debtor, the Lender shall have the right to prove and vote any claim under the
Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Guaranteed Indebtedness has been paid in full in cash.  The
Lender may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in accordance with the Credit
Agreement.

                 (d)......Each Guarantor agrees that all promissory notes and other instruments evidencing Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this
Guaranty Agreement.

12.      Except for modifications made pursuant to the execution and delivery of a Subsidiary Joinder Agreement (which needs to be signed only by the Subsidiary party thereto), no amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required
Lenders except as otherwise provided in the Credit Agreement.  No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

13.      To the extent permitted by law, any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrower or others (including any Guarantor), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of a Guarantor against the Lender shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

14.      This Guaranty Agreement is for the benefit of the Lender and its successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.  This Guaranty Agreement is binding not only on each Guarantor, but on each
Guarantor's successors and assigns.

15.      Each Guarantor recognizes that the Lender is relying upon this Guaranty Agreement and the undertakings of each Guarantor hereunder and under the other Loan Documents to which each is a party in making extensions of credit to the Borrower under the
Credit Agreement and further recognizes that the execution and delivery of this Guaranty Agreement and the other Loan Documents to which each Guarantor is a party is a material inducement to the Lender in entering into the Credit Agreement and extending credit thereunder.  Each Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement or any other Loan Document to which it is a party.

16.      Any notice or demand to any Guarantor under or in connection with this Guaranty Agreement or any other Loan Document to which it is a party shall be deemed effective if given to the Guarantor, care of the Borrower in accordance with the notice provisions in the Credit Agreement.

17.     The Guarantors shall, jointly and severally, pay on demand all reasonable attorneys' fees and all other reasonable costs and expenses incurred by the Lender in connection with the administration, enforcement, or collection of this Guaranty Agreement.

18.      Except as otherwise specifically provided in the Credit Agreement, each Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by the Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

19.      The Credit Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and each Guarantor agrees that the Lender may exercise any and all rights granted to it under the Credit Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement.

20.      THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF EACH GUARANTOR AND THE LENDER WITH RESPECT TO EACH
GUARANTOR'S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND
UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF.  THIS GUARANTY AGREEMENT IS INTENDED BY EACH
GUARANTOR AND THE LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY AGREEMENT, AND NO COURSE OF DEALING AMONG
ANY GUARANTOR AND THE LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT
ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY
TERM OF THIS GUARANTY AGREEMENT.  THERE ARE NO ORAL AGREEMENTS AMONG ANY GUARANTOR AND THE LENDER.

21.      This Guaranty Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas and applicable laws of the United States of America. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS
PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED
STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING
ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE GUARANTORS
HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND
DETERMINED IN SUCH TEXAS STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE GUARANTORS AGREES THAT A FINAL
JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR
IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE
LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST A
GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Agreement or any other Loan Document in any court referred to in this paragraph 21.  Each of the Guarantors irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

22.      EACH GUARANTOR WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY
LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE
TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH GUARANTOR (A) CERTIFIES THAT NO
REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN
THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN
INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         EXECUTED as of the 21st day of September, 2001.

                                                     GUARANTORS:

                                                     Acxiom Asia, Ltd.
                                                     Acxiom CDC, Inc.
                                                     Acxiom/Direct Media, Inc.
                                                     Acxiom/May & Speh, Inc.
                                                     Acxiom NJA, Inc
                                                     Acxiom Property Development, Inc.
                                                     Acxiom/Pyramid Information Systems, Inc.
                                                     Acxiom RM-Tools, Inc.
                                                     Acxiom/RTC, Inc.
                                                     Acxiom SDC, Inc.
                                                     Acxiom Transportation Services, Inc.
                                                     GIS Information Systems, Inc.

                                                     By:
                                                     Name:
                                                              Authorized Officer of all Guarantors

                                                              EXHIBIT "A"

                                                     SUBSIDIARY JOINDER AGREEMENT

         This SUBSIDIARY JOINDER AGREEMENT (the "Agreement") dated as of ____________________, ____ is executed by the undersigned
(the "Debtor") for the benefit of THE CHASE MANHATTAN BANK (the "Lender") in connection with that certain Term Credit Agreement between ACXIOM CORPORATION ("Borrower") and the Lender (such Term Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement", and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement).

         The Debtor [is a newly formed or newly acquired Significant Subsidiary and] is required to execute this Agreement pursuant to Sections 5.11 of the Credit Agreement.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby agrees as follows:

         1.     The Debtor hereby assumes all the obligations of a "Guarantor" under the Subsidiary Guaranty and agrees that it is a
"Guarantor" and bound as a "Guarantor" under the terms of the Subsidiary Guaranty as if it had been an original signatory thereto.
In accordance with the forgoing and for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor irrevocably and unconditionally guarantees to the Lender the full and prompt payment and performance of the Guaranteed Indebtedness
(as defined in the Subsidiary Guaranty) upon the terms and conditions set forth in the Subsidiary Guaranty.

         2.       This Agreement shall be deemed to be part of, and a modification to, the Subsidiary Guaranty and shall be governed by all the terms and provisions of the Subsidiary Guaranty, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of the Debtor enforceable against the Debtor.
The Debtor hereby waives notice of the Lender's acceptance of this Agreement.

         IN WITNESS WHEREOF, the Debtor has executed this Agreement as of the day and year first written above.

                                                     Debtor:

                                                     By:
                                                     Name:
                                                     Title:

                                                       Exhibit D

                                                           to

                                                   ACXIOM CORPORATION
                                                  TERM CREDIT AGREEMENT

                                                Form of Termination Agreement

                                                                       The Chase Manhattan Bank
                                                                       707 Travis Street
                                                                       Houston, Texas 7702-8027
                                                                       (713) 216-6548
                                                                       fax: (214) 965-4089

September 21, 2001

Acxiom Corporation
#1 Information Way
P.O. Box 8180
Little Rock, Arkansas 72202-8180

         Re:     Forward Share Purchase Transactions (Chase Reference Nos. 1364/402223A, 1388/402408A and 402639A, collectively, the
                 "Forward Transactions")

Ladies and Gentlemen:

         The purpose of this letter agreement (the "Termination Agreement") is to set forth the terms of the termination of the
Forward Transactions entered into between The Chase Manhattan Bank ("Chase") and Acxiom Corporation ("Acxiom").

         In consideration of (i) the payment by Acxiom to Chase of $[         ] in immediately available funds on the date hereof
(representing the aggregate Notional Amount under the Forward Transactions of $64,168,598 plus accrued interest of $[  ]) and (ii)
the delivery by Chase (or an affiliate thereof) to Acxiom of 3,739,900 Shares (as such number may adjusted pursuant to the Forward
Transactions) three Exchange Business Days after the date hereof, the parties hereto agree that, effective as of the date hereof, each of the Forward Transactions shall be terminated and neither party shall have any obligation to the other party thereunder;
provided, however, that the provisions of Section 8.05 of each of the Forward Transactions shall survive the termination of the
Forward Transactions hereunder. Terms used but not defined herein shall have the meaning ascribed to such terms under the Forward
Transactions.

         Each of Acxiom and Chase represents and warrants that the execution, delivery and performance of this Termination Agreement has been duly and validly authorized by all necessary action, corporate or otherwise, on the part of it.

         This Termination Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State (without regard to the conflicts of laws provisions therein).

         Please confirm that you are in agreement with the above by signing and faxing  this letter to Steven Shipley at the address specified on the letterhead.

                                                     Yours sincerely,

                                                     THE CHASE MANHATTAN BANK

                                                     By:
                                                     Name:
                                                     Title:

ACXIOM CORPORATION

By:
Name:
Title:

                                                             SCHEDULE 2.01

                                                                  to

                                                          ACXIOM CORPORATION
                                                         TERM CREDIT AGREEMENT

                                                              Commitments

Lender                                                                                 Commitment

The Chase Manhattan Bank                                                              $ 64,168,598
TOTAL                                                                                 $ 64,168,598

                                                             SCHEDULE 3.12

                                                                   to

                                                           ACXIOM CORPORATION
                                                          TERM CREDIT AGREEMENT

                                                  List of all Subsidiaries of the Borrower

===================================================================================================================================
DOMESTIC SUBSIDIARIES
===================================================================================================================================
============================================ =================== ================================ ================= ===============
Name                                         Incorporated In     Authorized                       Issued and        Warrants and
                                                                 Capital                          Outstanding       Other Equity
                                                                 Stock                            Capital Stock     Rights
============================================ =================== ================================ ================= ===============
============================================ =================== ================================ ================= ===============
Acxiom Asia, Ltd.                            Arkansas            300 shares of common  stock par  300   shares  of  N/A
                                                                 value $0.10                      common stock
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
Acxiom CDC, Inc.                             Arkansas            1000  shares  of  common  stock  1000  shares  of  N/A
                                                                 par value  $0.10;  60 shares of  common    stock;
                                                                 preferred stock par value $100   60   shares   of
                                                                                                  preferred stock
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
Acxiom/May & Speh, Inc.                  Delaware            1000  shares  of  common  stock  1000  shares  of  N/A
                                                                 par value $0.01                  common stock
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
Acxiom NJA, Inc.                             New Jersey          2500 shares of common  stock no  100   shares  of  N/A
                                                                 par value                        common stock
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
Acxiom Property Development, Inc.            Arkansas            100 shares of common  stock par  100   shares  of  N/A
                                                                 value $0.10                      common stock
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
Acxiom / Pyramid Information Systems, Inc.   California          1,000,000 shares                 100   shares  of  N/A
                                                                                                  common stock
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
Acxiom RM-Tools, Inc.                        Arkansas            1000  shares  of  common  stock  1000  shares  of  N/A
                                                                 par value $0.10                  common stock
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
Acxiom RTC, Inc.                             Delaware            100 shares of common  stock par  100   shares  of  N/A
                                                                 value $0.10                      common stock
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
Acxiom SDC, Inc.                             Arkansas            300 shares of common  stock par  300   shares  of  N/A
                                                                 value $0.10                      common stock
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
Acxiom / Direct Media, Inc.                  Arkansas            300 shares of common  stock par  300   shares  of  N/A
                                                                 value $0.10                      common stock
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
Acxiom Transportation Services, Inc.         Arkansas            100 shares of common  stock par  50   shares   of  N/A
                                                                 value $0.10                      common stock
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
===================================================================================================================================
FOREIGN SUBSIDIARIES
===================================================================================================================================
============================================ =================== ================================ ================= ===============
Acxiom Limited                               United Kingdom                                       4,600,000 at(pound)l
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
Normadress SA                                France                                               300.00 FRANCS
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
Marketing Technology SA                      Spain                                                36.000.00
                                                                                                  PESETAS    (3600
                                                                                                  SHARES)    10000
                                                                                                  PTS / EACH
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
-------------------------------------------- ------------------- -------------------------------- ----------------- ---------------
Acxiom Australia Pty Ltd.                    Australia                                            1 share at $1
============================================ =================== ================================ ================= ===============

         All Subsidiaries are wholly-owned by Borrower, except for Acxiom CDC, Inc.  Borrower owns 100% of the outstanding common capital stock of Acxiom CDC, Inc. and 83% of the preferred.

                                                             SCHEDULE 6.01

                                                                   to

                                                           ACXIOM CORPORATION
                                                         TERM CREDIT AGREEMENT

                                             Existing Indebtedness and Preferred Equity Interest

A.  Existing Indebtedness

  ======= ========================================== ===================== =============================================
          Description                                Principal             Liens
                                                     Outstanding as of
                                                     June 30, 2001
  ======= ========================================== ===================== =============================================
  ======= ========================================== ===================== =============================================
  1.      Subordinated Debt                          $114,998,000          Unsecured
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  2.      6.92% Senior Notes due March 30, 2007      $  25,714,000         Secured pursuant to Intercreditor Agreement
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  3.      Revolver Debt                              $  245,000,0001       Secured pursuant to Intercreditor Agreement
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  4.      Capital Lease Obligations                  14,892,000            Secured  by Lien on land  located in Downers
                                                                           Grove,  Illinois  and the  related  building
                                                                           and   other   related   real  and   personal
                                                                           property assets of Acxiom / May & Speh, Inc.
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  5.      Software license liabilities               90,249,000            Interest is software  licenses arising under
                                                                           related agreements.
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  6.      Construction loan                          9,243,000             Secured  by Lien on land  located in Conway,
                                                                           Arkansas and the related  building and other
                                                                           related real and personal assets of Borrower
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  7.      Mortgage loan                              2,335,000             Secured  by Lien on land  located in Conway,
                                                                           Arkansas and the related  building and other
                                                                           related real and personal assets of Borrower
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  8.      Aircraft  lease  Agreement  with  General  11,222,0002           Secured by Lien on  Aircraft  (as defined in
          Electric Capital Corporation                                     the Aircraft Lease Agreement)
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  9.      Other capital leases,  debt and long-term  1,223,000             Secured  by  various   Liens  on  assets  of
          liabilities                                                      Borrower  and/or  its  Subsidiaries  with  a
                                                                           book value of less than $500,000.
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  10.     Synthethic  lease with  General  Electric  150,465,0003          Secured by liens on equipment
          Capital Corporation
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  11.     Chenal  Joint  Venture  building  loan to  8,576,000             Secured by lien on Chenal building
          partnership   in  which   Borrower  is  a
          general partner
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  12.     Riverdale  joint  Venture  building  loan  4,593,000             Secured  by lien on  Acxiom  Plaza  building
          partnership   in  which   Borrower  is  a                        (amount represents total loan)
          general partner
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  ------- ------------------------------------------ --------------------- ---------------------------------------------
  13.     Outstanding letters of credit              1,132,000             unsecured
  ======= ========================================== ===================== =============================================

--------------
                                                     1   Amount represents aggregate amount of total commitment.
                                                     2   Amount represents total amount drawn through June 30, 2001.
                                                     3   Amount represents total amount drawn through June 30, 2001.

                                                    B. Preferred Equity Interests.

         1.      Acxiom CDC, Inc. has issued an outstanding 60 shares of preferred stock (50 shares issued to Borrower and 10 shares to Trans Union LLC).  All outstanding common and preferred stock of Acxiom CDC, Inc. has been pledged to Trans Union LLC.

                                                             SCHEDULE 6.02

                                                                   to

                                                           ACXIOM CORPORATION
                                                         TERM CREDIT AGREEMENT

                                                            Existing Liens

1.       Liens described in Schedule 6.01

2.       Liens against certain assets of May & Speh, Inc. in favor of The Northern Trust Bank:

         (a)      UCC-1 File No. 2251549, Illinois Secretary of State, March 5, 1987, continuations filed February 18, 1992 and
                  December 19, 1996;

         (b)      UCC-1 File No. 2275357, Illinois Secretary of State, April 30, 1987, continuations filed March 16, 1992 and March
                  14, 1997;

         (c)      UCC-1 File No. 2348865, Illinois Secretary of State, November 2, 1987, continuations filed October 27, 1992 and
                  September 4, 1997; and

         (d)      UCC-1 File No. 2501908, Illinois Secretary of State, November 21, 1988, continuations filed August 25, 1993 and
                  October 13, 1998.

         *        There is no indebtedness secured by these filings and they are in the process of being terminated.

3.       Lien against assets and capital stock of Acxiom CDC, Inc. in favor of Trans Union LLC to secure performance of services
(UCC-1 originally filed August 31, 1992; continuation filed March 12, 1997)

                                                             SCHEDULE 6.04

                                                                  to

                                                           ACXIOM CORPORATION
                                                          TERM CREDIT AGREEMENT

                                                          Existing Investments

=============================== ===================== =============================== ================= ==============
Issuer                          Book Value            Type of Property                Number of Units   Percent of
                                At June 30, 2001                                                        Borrower's
                                (in thousands)                                                          Interest
=============================== ===================== =============================== ================= ==============
=============================== ===================== =============================== ================= ==============
Chenal    Technology    Office  $ 1,371               Real Estate Partnership         N/A               50%
Joint Venture1
------------------------------- --------------------- ------------------------------- ----------------- --------------
------------------------------- --------------------- ------------------------------- ----------------- --------------
Exchange Applications2          159                   Common Stock                    64,173 shares     <1%
------------------------------- --------------------- ------------------------------- ----------------- --------------
------------------------------- --------------------- ------------------------------- ----------------- --------------
City of Little Rock,  Arkansas  1,300                 Little Rock Revenue Bond        N/A               N/A
Series-A Bond
------------------------------- --------------------- ------------------------------- ----------------- --------------
------------------------------- --------------------- ------------------------------- ----------------- --------------
Riverdale3                      1,092                 Real Estate Partnership         N/A               50%
------------------------------- --------------------- ------------------------------- ----------------- --------------
------------------------------- --------------------- ------------------------------- ----------------- --------------
Bigfoot International, Inc.4    800                   Common Stock                    5,000 shares      <20%
------------------------------- --------------------- ------------------------------- ----------------- --------------
------------------------------- --------------------- ------------------------------- ----------------- --------------
Think Direct Marketing, Inc.5   1,475                 Equity  interest in  privately  N/A               13%
                                                      held corporation
------------------------------- --------------------- ------------------------------- ----------------- --------------
------------------------------- --------------------- ------------------------------- ----------------- --------------
EMC6                            0                     Equity   interest   in   joint  N/A               50%
                                                      venture
------------------------------- --------------------- ------------------------------- ----------------- --------------
------------------------------- --------------------- ------------------------------- ----------------- --------------
Constellation Venture7          4,346                 Venture Capital Fund            N/A               5.85%
------------------------------- --------------------- ------------------------------- ----------------- --------------
------------------------------- --------------------- ------------------------------- ----------------- --------------
The     Personal     Marketing  0                     $250,000 loan                   N/A               N/A
Company ("PMC")8
------------------------------- --------------------- ------------------------------- ----------------- --------------
------------------------------- --------------------- ------------------------------- ----------------- --------------
TheStreet.com9                  164                   Common Stock                    57,075 shares     <20%
------------------------------- --------------------- ------------------------------- ----------------- --------------
------------------------------- --------------------- ------------------------------- ----------------- --------------
USADATA.com10                   7,650                 Common Stock                    1,976,357 shares  12.75%
------------------------------- --------------------- ------------------------------- ----------------- --------------
------------------------------- --------------------- ------------------------------- ----------------- --------------
Healthcare ProConnect, LLC11    4,598                 Equity   interest   in   Joint  N/A               50%
                                                      Venture
------------------------------- --------------------- ------------------------------- ----------------- --------------
------------------------------- --------------------- ------------------------------- ----------------- --------------
Intrinsic Ltd.12                695                   Preferred Stock                 50, 377 shares    <1%
------------------------------- --------------------- ------------------------------- ----------------- --------------

------------------------------- ---------------- ------------------------------------ ----------------- --------------
Landscape13                     1,181            Stock in Japanese Company            387 shares        15%
------------------------------- ---------------- ------------------------------------ ----------------- --------------
------------------------------- ---------------- ------------------------------------ ----------------- --------------
Sedona14                        1,700            Common and Preferred Stock           $1,500,000        <20%
                                                                                      preferred
                                                                                      541,363 common
------------------------------- ---------------- ------------------------------------ ----------------- --------------
------------------------------- ---------------- ------------------------------------ ----------------- --------------
Australian Joint Venture15      6,929            Joint Venture                        N/A               50%
------------------------------- ---------------- ------------------------------------ ----------------- --------------
------------------------------- ---------------- ------------------------------------ ----------------- --------------
Market Advantage, LLC16         0                Membership  in  Limited   Liability  40                40%
                                                 Company
------------------------------- ---------------- ------------------------------------ ----------------- --------------
------------------------------- ---------------- ------------------------------------ ----------------- --------------

------------------------------- ---------------- ------------------------------------ ----------------- --------------
Total                           $ 33,460
=============================== ================ ==================================== ================= ==============

--------

1   General partner (50% ownership interest) in real estate partnership that owns the Acxiom Chenal Building.
2   Investment in software company. Exchange Application is a public company; its stock symbol is: EXAP.
3   General partner (50% ownership interest) in real estate partnership that owns the Acxiom Plaza Building.
4   Investment in company that provides internet/e-mail services.   Bigfoot is a privately held company.
5   Equity interest in a privately held company that provides marketing services to small businesses.  Formerly doing business as Digital Asset Management, Inc. ("DAMI").
6   Equity interest in joint venture entered by May & Speh, Inc.  Joint Venture is inactive.
7   Venture capital fund in which Acxiom's maximum total commitment is $5 million.
8  Represents $250,000 loan from Borrower to PMC (seed money to PMC to build data file of pre-mover data);
    Borrower has written-off this loan.
9  Investment in company that provides financial/market research.  TheStreet.com is a public company, its stock symbol is: TSCM.
10  Investment in company that provides marketing services.  USADATA.COM is a privately held company.
11  Joint venture with the American Medical Association.  Established to be the data source of physician information in the United States.
12  Investment in United Kingdom company that supplies database marketing software.  Intrinsic is a privately held company.
13  Investment in a Japanese data company; certificates representing one-half of Borrower's interest held by agent in
     Japan in anticipation of sale.
14  Represents a non-cash investment gain received for the sale of CIMSBU (business unit of Borrower); Borrower received $1,500,000 of preferred stock and warrants in Sedona.  Subsequently, Borrower made an additional investment that was converted into 541,363 shares of common stock.
15  Interest in Australian joint venture with Publishing & Broadcasting, Ltd.
16  Investment in privately held company.  No cash investment is required.

                                                             SCHEDULE 6.10

                                                                  to

                                                          ACXIOM CORPORATION
                                                         TERM CREDIT AGREEMENT

                                                         Existing Restrictions

         Existing restrictions include the restrictions and conditions on the (a) ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock, to make or repay loans or advances to the Borrower or any other Subsidiary, or to Guarantee Indebtedness of the Borrower or any other subsidiary, that are contained in the Loan Documents pertaining to the Indebtedness described in items 1, 2, 3, 4 and 10 of Schedule 6.01.